As filed with the Securities and Exchange Commission on October 11, 2011
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDICAL CARE TECHNOLOGIES INC.

 (Exact name of Registrant as specified in its charter)

Nevada	8000	26-4227137
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei
Beijing, People’s Republic of China 10009
Telephone: (8610) 6407 0580

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Ning C. Wu
Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei
Beijing, People’s Republic of China 10009
Telephone: (8610) 6407 0580

 (Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies of all correspondence to:

David Lubin, Esq. David Lubin & Associates, PLLC 10 Union Avenue Suite 5 Lynbrook, New York 11563 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 per share	60,000,000	$0.01 (1)	$600,000	$69.66

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  October 11, 2011

MEDICAL CARE TECHNOLOGIES INC.

Shares of Common Stock

We are offering up to 60,000,000 shares at a price per share of $0.01 on a best efforts basis.  We are making this offering without the involvement of underwriters or broker-dealers.  The shares of our common stock to be sold by us will be sold on our behalf by our executive officers and directors. Such officers and directors will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.  We will bear the costs, expenses and fees associated with the registration of the shares in this prospectus. Should we be successful in selling all of the shares offered, we will receive $600,000 in proceeds before expenses but there can be no assurance that all or any of the shares will be sold.

The sale of 60,000,000 shares is intended to be a self-underwritten offering with no minimum purchase requirement. We do not have an arrangement to place the proceeds from this offering, if any, in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our use. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected.

This offering will begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 60,000,000 shares is completed, or (ii) 90 days from the effective date of this registration statement, which date may be extended by us in our discretion for an additional 180 days.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________, 2011

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Medical Care Technologies, Inc., unless the context otherwise indicates.

You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled "Risk Factors" beginning on page 3.

Our Company

We were incorporated in the State of Nevada on February 27, 2007 under the name of Aventerra Explorations Inc. On December 3, 2008, we changed our name to AM Oil Resources & Technology Inc. On September 28, 2009, we formed Medical Care Technologies Inc. as a wholly-owned subsidiary in the State of Nevada for the sole purpose of effecting a name change. On October 6, 2009, the Company entered into a letter of intent to acquire 100% of the medical care technologies and software held by Great Union Corporation (“Great Union”), a Hong Kong corporation. On October 13, 2009, we filed Articles of Merger with the Nevada Secretary of State to effect a merger with the subsidiary and assume the subsidiary’s name, Medical Care Technologies Inc.  On November 20, 2009, the Financial Industry Regulatory Authority (“FINRA”) informed us that the name change had been processed and had taken effect and, in conjunction with the name change, a new trading symbol “MDCE” had been granted.

On January 9, 2010, the Company entered into an Asset Acquisition Agreement (“Asset Agreement”) with Great Union to acquire Great Union’s various technologies associated with the development and maintenance of secure information systems which increase access to medical resources and services, health education and wellness and pharmaceutical and nutraceutical products.

Since the Asset Agreement, our business now is that of a children’s healthcare service provider. We are headquartered in Beijing, China and are engaged principally in opening and operating children’s integrated healthcare wellness centers, the development and maintenance of secure medical information systems used by healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public and selling and distributing pharmaceutical and nutraceutical products. We are a development stage company and have not yet generated or realized any revenues from our business activities.

On April 28, 2011, we entered into a Joint Venture Master Agreement with Ocean Wise International Industrial Limited, a company established in Hong Kong (“Ocean Wise"), pursuant to which we and Ocean Wise created a new Hong Kong company called ReachOut Holdings Limited (“ReachOut”) in March, 2011, of which we own 65%. In June 2011, ReachOut established a subsidiary in Dongguan, China to provide high quality pediatric healthcare China.

Our offices are currently located at Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, People’s Republic of China 10009. Our telephone number is (8610) 6407 0580.

The Offering

Securities offered:	60,000,000 shares of common stock

Offering price per share:	$ 0.01

Minimum number of shares to be offered:	None

Shares outstanding prior to offering:	247,743,941 shares of common stock

Shares outstanding after offering:	307,743,941 shares of common stock, assuming all of the shares being offered are sold

Offering period:
The earlier of: (i) the date when the sale of all 60,000,000 shares is completed, or (ii) 90 days from the effective date of this registration statement, which date may be extended by us in our discretion for an additional 180 days.

Use of proceeds:	We intend to use the net proceeds of this offering for general corporate purposes, construction costs and operating costs on our children’s healthcare facility in China.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management's Discussion and Analysis or Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.  The Statement of Expenses and Balance Sheet data from February 27, 2007 (Inception) to December 31, 2010 are derived from our audited financial statements.  The Statement of Expenses and Balance Sheet data from January 1, 2011 to June 30, 2011 are derived from our unaudited financial statements.

Statement of Operations Data:

	For the Six Months Ended June 30, 2011	For the period February 27, 2007 (Inception) to December 31, 2010
Operating revenues	-	-

Income (loss) from operations	(961,695)	(2,280,367)

Net income (loss)	(958,354)	(2,367,677)

Balance Sheet Data:

	December 31, 2009	December 31, 2010
Working capital	(70,166)	(239,362)
Total assets	475	16,891
Total liabilities	127,381	246,253
Stockholders’ Deficit	(126,906)	(229,362)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

We were incorporated on February 27, 2007, have generated no revenues from operations to date. Our lack of operating history makes it difficult to evaluate our business. We cannot guarantee we will be successful in our business activities. We face all of the risks inherent in a new business and those risks specifically inherent in the business of providing healthcare services, medical information systems and the sale and distribution of pharmaceutical and nutraceutical products with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject .including (i) limited capital resources, (ii) ability to develop brand name, (iii) possible delays in obtaining products (iv) strong competition in the medical technology industry, (v) implementation of strict government regulations in the healthcare industry, (vi) and possible cost overruns due to price and cost increases in services.  Accordingly, we expect to incur substantial operating losses. We cannot assure you that we will be able to generate revenues or profits from operation of our business or that we will be able to generate or sustain profitability in the future.

We expect losses in the short-term future because we have no revenue to offset losses.

As reflected in our financial statements filed in this registration statement, we are in the development stage formed to carry out the activities described in this prospectus. As of June 30, 2011, we have incurred a net loss of $3,326,031 from inception and used cash in operations of $501,755.  As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

To further expand our business into other cities, we require additional cash resources. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of private pediatric healthcare centers;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	People’s Republic of China (“PRC”) governmental regulation of foreign investment in healthcare centers in China;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favourable to us could have a material adverse effect on our liquidity and financial condition.

Our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

Our business model is to generate revenues from the operation of private children’s health and wellness centers throughout China, the offering of software information systems and the distribution of nutraceutical and pharmaceutical products in China. We cannot guarantee that we will ever be successful in doing this. Our business model is new, and our ability to generate revenue is unproven. Therefore, it is not possible for us to predict the future level of demand for the products we intend to develop, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to implement our business plan. We will continue to require additional financing to execute our business strategy.  To become profitable and competitive, we must be able to deploy and sell a sufficient number of management information systems, open and operate successfully a number of pediatric health and wellness centers and market and sell large volumes of our products to generate revenues and profits. We have no assurance that future financing will be available to us in the future on satisfactory terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. We are totally dependent on external sources of financing for the foreseeable future. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm commitments, agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion based upon the losses we have suffered from operations and our working capital deficit, which raises substantial doubt about our ability to continue as a going concern.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Product liability claims or treatment malpractice claims could harm our business, financial condition and results of operations.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effects or our treatments or procedures are claimed to be malpractice. While we take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. We will obtain product liability insurance and malpractice insurance once our children’s health and wellness centers are opened. The assertion of product liability or malpractice claims could have a material adverse affect on our business, financial condition and results of operations.

Our medical and dental care personnel may have errors in diagnoses and treatments, which would cause clinic incidents and adversely affect our ability to generate revenue from our medical and dental services, and affect our financial condition and results of operations.

Medical and dental care personnel may have errors in diagnoses and treatments, and clinical test products may be risky. If a serious medical negligence/malpractice happened, our brand image would be severely impaired, which would affect our ability to generate revenue from our medical and dental services.

Initially, a substantial majority of our revenues, if any, will be concentrated in Dongguan and Beijing. If these cities experience an event negatively affecting its pharmaceutical and nutraceutical industries, our ability to generate adequate cash flow would be materially and adversely affected.

Though we will currently plan to expand our business across China, initially we believe that a substantial majority of any revenues we may generate will be concentrated in Dongguan and Beijing. If these cities experience an event negatively affecting its pharmaceutical and nutraceutical industries, such as a serious clinical incident, negative changes in government policy, a natural disaster, our ability to generate adequate cash flow would be materially and adversely affected.

We may not be able to successfully expand our business network into new regions which could harm or reverse our growth potential and our ability to increase revenues.

We are pursuing a strategy to expand our service network into new regions. Based on the future Dongguan flagship headquarters, we aim to expand our business into other cities of Guangdong Province and China We have established a site location for our first flagship children’s health and wellness center in Dongguan, and are planning to set up the second location in Beijing.

In the new cities, we may compete with local competitors and encounter new difficulties, which could harm or reverse our growth potential and our ability to increase our revenues.

We face intensive competition from new and existing competitors.

Strong and well established competitors such as United Family Hospital, Parkway and International SOS have carved the vast majority of the market up between them for non-Chinese speaking patients and for wealthy Chinese. These competitors, buoyed by their revenues, are busy expanding. The difficulty that we would have is we are immediately competing with the state-backed financing of some private clinics that have been set up within many of the state-funded public hospitals, which are now offering "VIP" and international services.

We also compete for such business as general dentistry and hygiene with private dental clinics and dental departments in regular public hospitals. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources and may be able to mimic and adopt our business model. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We have no full-time employees and our officers and directors are part-time employee/consultants. Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion.  Until we have additional capital or generate revenue, we will have to rely on consultants and service providers, which will increase our expenses.

We currently have no full-time employees. Our officers and directors are part-time employees/consultants and, with the exception of our Chief Executive Officer and Chief Operating Officer, each devotes about 25% of his time or 10 hours per week to our operations. Currently, our Chief Executive Officer devotes approximately 85% or 35 hours per week of her time to our business operations but under her consulting agreement with us, she is only obligated to devote seven hours per month to our business. Our officers and directors handle our administrative duties until we raise enough funds to be able to hire administrative personnel. With limited personnel, we have a limited ability to monitor our operations. Until we raise additional capital or generate revenue, we will have to rely on consultants and third party service providers to monitor our operations, which will increase our expenses and have a negative effect on our results of operations.

We are completely dependent on the services of our executive officers, especially our Chief Executive Officer and Chief Operations Officer. If we should lose their services before we are able to engage and retain qualified employees or consultants to execute our business plan, we may not be able to continue with our business model.

Our future success is dependent upon the continued service of Luis Kuo, our Chief Operations Officer. We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with Chinese government officials, our other major shareholders and  potential future customers. If he was unable or unwilling to continue in his present position, or if he joins a competitor or forms a competing company, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services. If he should choose to leave us for any reason before we have hired a suitable replacement, our operations may fail. If we are unable to attract, motivate and retain highly qualified and talented personnel we may not be able to execute our business plan.

The medical management information technology industry is very competitive and is subject to rapid technological changes.

The medical management information technology industry is very competitive and is subject to rapid technological changes, and we face significant competition across our product lines and in each market in which our products may be sold. We face this competition from a wide range of companies. These include large medical device companies, some of which may have greater financial and marketing resources than we do. We also face competition from firms that are more specialized than us with respect to particular markets. Other firms engaged in the distribution of medical technology products have become manufacturers of medical devices and instruments as well. In some instances, competitors, including pharmaceutical companies, also offer their own brand name products and may render our products or proposed products obsolete or less competitive. In addition, the entry into the healthcare market in China and other low-cost locations are creating increased pricing pressures, particularly in developing markets. New entrants may also appear, creating more competition for us.

Strategic acquisitions, investments or alliances in which we may engage may not be successful.

While our strategy to open and operate pediatric health and wellness centers and promote various revenue streams is driven by the internal development and promotion of our medical management information systems, sourcing and selling large quantities of products and, branding our private label, we plan to seek to supplement our growth through strategic acquisitions, investments and alliances. Such transactions are inherently risky. We cannot guarantee that any strategic acquisitions, investments or alliances will be successful. The success of any acquisition, investment or alliance may be affected by a number of factors, including our ability to properly assess and value the potential business opportunity or to successfully integrate it into our existing business. We cannot guarantee that any future transaction will be successful.

 We face significant competition from other pharmaceutical and nutraceutial companies. Our operating results may suffer if we fail to compete effectively.

The pharmaceutical and nutraceutical industries are intensely competitive and subject to rapid and significant technological change. Our major competitors include organizations such as major multinational pharmaceutical companies, established biotechnology companies and specialty pharmaceutical and generic drug companies. Many of our competitors have greater financial and other resources than we have, such as larger research and development staff, more extensive marketing, distribution, sales and manufacturing organizations and experience, more extensive clinical trial and regulatory experience, expertise in prosecution of intellectual property rights and access to development resources like personnel generally and technology. As a result, these companies may be more effective in selling and marketing their products. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis technologies and drug products that are more effective or less costly than the products we plan to carry.

Our competitors may also develop drugs that are more effective, useful or less costly than the ones we plan to carry and may be more successful than us in marketing their products.

The products we plan to carry in our health centers will compete with well-established products with similar indications.

If we are unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate product revenues.

We must build our marketing, sales and distribution capabilities or make arrangements with third parties to perform these services. The products we plan to carry will already be SFDA approved and we plan to build a commercial infrastructure to launch our products in China. We plan to launch our products, first, in our children’s health and wellness centers.

The establishment and development of our own sales force and related compliance plans to market any products we plan to carry and sell will be expensive and time consuming and could delay any product launch, and we may not be able to successfully develop this capability. We, or our future collaborators, will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel. In the event we are unable to collaborate with a third-party marketing and sales organization, our ability to generate product revenues may be limited.

If the products we plan to carry and sell do not achieve broad market acceptance, the revenues that we generate from their sales will be limited.

The products we plan to carry and sell may not gain acceptance among physicians, hospitals, patients and third-party payers. If our products do not gain an adequate level of acceptance, we may not generate significant additional product revenues. Market acceptance on any of our product candidates that we license or acquire, by physicians, hospitals, patients and third-party payers will depend on a number of factors, some of which are beyond our control. The degree of market acceptance of our products will depend on a number of factors, including:

•	limitations or warnings contained in the product’s SFDA-approved labeling, including potential limitations or warnings that may be more restrictive than other similar products;

•	the relative convenience and ease of administration of such products;

•	the prevalence and severity of adverse events associated with such products;

•	cost of treatment versus economic and clinical benefit in relation to alternative treatments;

•	the availability of adequate coverage or reimbursement by third parties, such as insurance companies and other healthcare payers, and by Chinese government healthcare programs;

•	the extent and strength of our marketing and distribution of such products;

•	the safety, efficacy and other potential advantages over, and availability of, alternative treatments;

•	distribution and use restrictions imposed by the SFDA or to which we agree as part of a mandatory risk evaluation and mitigation strategy or voluntary risk management plan.

Our ability to effectively promote and sell product candidates that we may license or acquire in the hospital marketplace will also depend on pricing and cost effectiveness, including our ability to produce a product at a competitive price and achieve acceptance of the product onto hospital formularies, and our ability to obtain sufficient third-party coverage or reimbursement. Since many hospitals are members of group purchasing organizations, which leverage the purchasing power of a group of entities to obtain discounts based on the collective buying power of the group, our ability to attract customers in the hospital marketplace will also depend on our ability to effectively promote our product candidates to group purchasing organizations. We will also need to demonstrate acceptable evidence of safety and efficacy, as well as relative convenience and ease of administration. Market acceptance could be further limited depending on the prevalence and severity of any expected or unexpected adverse side effects associated with our product candidates. If our product candidates do not achieve an adequate level of acceptance by physicians, health care payers and patients, we may not generate sufficient revenue from these products, and we may not become or remain profitable. In addition, our efforts to educate the medical community and third-party payers on the benefits of our product candidates may require significant resources and may never be successful.

In addition, even if the medical community accepts that our products are safe and effective for their approved indications, physicians and patients may not immediately be receptive to our products and may be slow to adopt them as an accepted treatment. It is unlikely that any labelling approved by the SFDA will contain claims that our products are safer or more effective than competitive products or will permit us to promote our products as being superior to competing products.

Intellectual property rights may not protect our business.

We plan to use a combination of patents, trademarks and trade secrets to protect any proprietary intellectual property rights that we may develop or acquire from third parties. We cannot assure you that patent and trademark registration applications will result in issued patents and registered trademarks, or that, if issued, our applications will be upheld if challenged. Further, even if granted, we cannot assure you that these patents and trademarks will provide us with any protection from competitors or, that if they do provide any meaningful level of protection, that we will have the financial resources necessary to enforce our patent and trademark rights. In addition, we cannot assure you that others will not independently develop technologies similar to those covered by our pending patents and trade secrets, or design around the pending patents. If others are able to design around our patents, our results of operations could be materially adversely affected. Further, we will have very limited, if any, protection of our proprietary rights in those jurisdictions where we have not affected any filings or where we fail to obtain protection through our filings. There can be no assurance that third parties will not assert intellectual property infringement claims against us with respect to products we may develop. We may be responsible for defending against charges of infringement of third party intellectual property rights by our actions and products and such assertion may require us to refrain from the sale of our products, enter into royalty arrangements or undertake costly litigation. Further, challenges may be instituted by third parties as to the validity, enforceability and infringement of our patents. Our adherence to industry standards with respect to our product may limit our opportunities to provide proprietary features which may be protected.

The validity of patents covering pharmaceutical and nutraceutical inventions and the scope of intellectual property claims made under such patents is uncertain. Failure to secure necessary patents could impair our ability to produce and market any products that we develop.

There is no consistent policy regarding the breadth of intellectual property claims permitted in specialty pharmaceutical and nutraceutical patents. In addition, patents may have been granted, or may be granted, to others covering products or processes that we need, or may need, for testing and developing any products that we may develop.. If products or processes that we may develop infringe upon patents held by third parties, or otherwise impermissibly utilize the intellectual property of others, we might be unable to develop, manufacture, or sell such products. In such event, we may be required to obtain licenses from third parties to use such intellectual property. We cannot be sure that we will be able to obtain such licenses on acceptable terms, or at all.

Failure to develop, or contract for, an adequate sales and marketing organization, or partner with a larger pharmaceutical company would result in the inability to market and sell our products.

To market any products that we plan to carry and sell, we would have to develop a substantial marketing and sales force. Alternatively, we may, for certain products, attempt to obtain the assistance of larger pharmaceutical and nutraceutical companies with established distributions systems and direct sales forces. We do not know if we will be able to enter into agreements with other companies to assist in the marketing and sales of such products. If we are not able to sustain such marketing efforts, we may license marketing rights to a third party. However, we cannot be sure that we would be able to locate a qualified marketer or distributor or enter into any such agreement on reasonable terms or at all.

We own no manufacturing facilities and will be dependent on third parties to make any products that we may sell.

We own no manufacturing facilities or equipment, and employ no manufacturing personnel. We currently expect to use third parties to manufacture products we may sell on a contract basis. Third party manufacturers may require that we have sufficient funding to be able to manufacture the products we plan to sell. We may not be able to obtain manufacturing services on reasonable terms or at all or sufficient funding to manufacture the products we plan to carry in our health centers.

Any products which we may carry may not be accepted by physicians, patients or third party payers.

Patients, doctors and third-party payers must accept our products as medically useful and cost effective for us to be successful. Doctors and patients are very important constituents because they directly make all medical decisions. There can be no assurance that patients, doctors or third-party payers will accept our products, on a timely basis.

We may lose any technological advantage because pharmaceutical and nutraceutical research technologies change rapidly.

The pharmaceutical and nutraceutical research field is characterized by rapid technological progress and intense competition. As a result, our business strategy may not be successful and any products we may carry may not reach the marketplace or be saleable. Businesses, academic institutions, governmental agencies, and other public and private research organizations, may conduct research to develop technologies that may compete with technologies we may obtain or license. It is possible that competitors could acquire or develop technologies that would render such technologies obsolete or noncompetitive. We cannot be certain that we will be able to access the same technologies at an acceptable price, or at all. In addition, other therapeutic products or surgical procedures that may be developed for the indications we are pursuing may provide superior efficacy and make any product we may carry less competitive.

We may be subject to product liability claims which could result in significant losses and adverse product publicity.

We face an inherent risk of exposure to product liability claims and negative publicity in the event that the use of a product that we carry results in injury. We face the risk that materials used in the manufacture of the final product may be contaminated with substances that may cause sickness or injury to persons who have used the products, or that sickness or injury to persons may occur if the product distributed by us is ingested in dosages that exceed the dosage recommended on the product label. In the event that insurance coverage or contractual indemnification is not adequate, product liability claims could have a material adverse effect on our business. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding any future insurance coverage, could have a material adverse effect on our business. Additionally, negative publicity asserting that our products, or similar products of others, may be harmful could have a material adverse effect on our business, regardless of whether such reports are scientifically supported, regardless of whether the harmful effects would be present at the dosages recommended for such products, and regardless of whether such adverse effects resulted from failure to consume the product as directed.

Intense competition may result in our inability to generate sufficient revenues to operate profitably.

The pharmaceutical and nutraceutical industries are highly competitive. Numerous companies, many of which are significantly larger than us, and which have greater financial, personnel, distribution and other resources than us and may be better able to withstand volatile market conditions, will compete with us in the development, manufacture and marketing of products we seek to carry. There can be no assurance that national or international companies will not seek to enter or increase their presence in the industry. In addition, large nationally known companies may compete with us and they have already spent millions of dollars to develop treatments. Current or increased competition could have a material adverse effect on our business, as many of our competitors have far greater financial and other resources and possess extensive manufacturing, distribution and marketing capabilities far greater than ours.

We may be dependent on collaborative agreements for the development of our technologies and business development which exposes us to the risk of reliance on the viability of third parties.

In conducting research and development activities, we may rely upon numerous collaborative agreements with universities, governmental agencies, charitable foundations, manufacturers, contract research organizations, and corporate partners. The loss of, or failure to perform under, any of these arrangements by any of these entities may substantially disrupt or delay our research and development activities.

Due to our limited marketing, sales, and distribution experience, we may be unsuccessful in our efforts to sell any products that we plan to carry, enter into relationships with third parties, or develop a direct sales organization.

We have no marketing, sales, or distribution capabilities. At the appropriate time, we expect to enter into agreements with third parties to sell products we may carry or we may develop our own sales and marketing force. We may be unable to establish or maintain third party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with competitors who may exist after the introduction of our existing products, if any. If we do not enter into relationships with third parties for the sales and marketing of any products we may carry, we will need to develop our own sales and marketing capabilities. We have no experience in developing, training, or managing a sales force. We may be unable to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations.  We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all, and may be unable to engage qualified distributors. Even if engaged, these distributors may:

  •  fail to satisfy financial or contractual obligations;
  •  fail to adequately market our assigned products;
  •  cease operations with little or no notice; or
  •  offer, design, manufacture, or promote competing products.

If we fail to develop sales, marketing, and distribution channels, we would experience delays in product sales and incur increased costs, which would harm our financial results.

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the medical industry, we could be subject to severe penalties.

Substantially all of our operations will be conducted through our indirectly partially-owned operating subsidiaries in China (“PRC operating subsidiaries”). PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. In addition, foreign entities are not allowed in China to set up wholly-owned medical institutes, although foreign entities are permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to own up to 70% of such joint venture medical institutes.

If we, our existing or future PRC operating subsidiaries and affiliates are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration for Industry and Commerce, or SAIC, which regulates hospitals, would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of our PRC subsidiaries and affiliates;

•	discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

•	imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;

•	requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or

•	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

Our business operations may be affected by legislative or regulatory changes.

The regulatory department of the government may issue new rules and regulations which may raise higher requirements for operation, qualifications of employees and hardware levels. Changes in laws and regulations or the enactment of new laws and regulations governing plastic surgery, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations. Substantially all of our assets are located in China and revenues, if any, will be derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that may be applicable to us.

The PRC tax authorities may require us to pay additional taxes in connection with any acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. We cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay taxes, together with late-payment interest and penalties.

Restrictions on currency exchange may limit our ability to utilize any revenues we may generate effectively.

If we generate revenues in the future and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. We may purchase foreign exchange for settlement of “current account transactions”, including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of any future revenues that we may generate will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Because our earnings and cash and cash equivalent assets are denominated in Renminbi, fluctuations in exchange rates between the U.S. dollars and Renminbi will affect the relative purchasing power of  any revenue we generate  and our balance sheet and earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Since July 2005, the Renminbi is no longer pegged solely to the U.S. dollar. Instead, it is pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day. This change in policy has resulted in the gradual increase in the value of the Renminbi against the U.S. dollar over time. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we might issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. We do not intend to enter into any hedging transactions. Even if we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

RISK FACTORS RELATING TO OUR COMMON STOCK

The issuance of shares in this offering, as well as any future issuances, will reduce investors’ percent of ownership and dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.00001 per share, of which 247,743,941 shares are currently issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Because we do not intend to pay any cash dividends on our shares of common stock, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 100,000,000 shares of "blank check" preferred stock, none of which are issued and outstanding. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If and when we develop our product, obtain intellectual property rights and regulatory approval, and seek to protect our intellectual property rights, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and SEC filings and compliance. We estimate that these costs will increase if our business volume and activity increases.  As a result of such expenses, we may not have sufficient funds to grow our operations.

THE OFFERING

We are offering on a self-underwritten basis, 60,000,000 shares of common stock at a price per share of $0.01. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering, if any, in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our use. This offering will begin upon the effectiveness of the registration statement of which this prospectus is a part and will terminate on the earlier of: (i) the date when the sale of all 60,000,000 shares is completed, or (ii) 90 days from the effective date of this registration statement, which date may be extended by us in our discretion for an additional 180 days.

Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected. There will not be an escrow account so the proceeds from the sale will be placed directly into our corporate account and all funds received can be immediately used by us. If you decide to subscribe for any shares in this offering, you will be required to execute a subscription agreement and tender it, together with payment for the shares subscribed for. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value or net worth.

USE OF PROCEEDS

If we sell all of the shares offered, we estimate that the net proceeds from our offering of common stock under this prospectus will be approximately $596,500, after deducting estimated offering expenses payable by us.  We intend to use the proceeds of this offering for general corporate purposes, construction costs and operating costs of our children’s healthcare facility in Dongguan, China. The net proceeds to us from the sale of up to 60,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $3,500 for legal, accounting and other costs in connection with this offering.

The table below shows the net proceeds from this offering for scenarios where we sell various amounts of the shares. Since we are making this offering on a no minimum, best-efforts basis, there is no guarantee that we will be successful at even selling 20% of the amount offered hereby. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	50%	75%	100%
Shares sold	30,000,000	45,000,000	60,000,000

Gross Proceeds	$300,000	450,000	600,000
Less offering expenses	$3,500	3,500	3,500
Net offering proceeds	$296,500	446,500	596,500

All amounts listed below are estimates.

Use of Net Proceeds:

Purpose		50%	75%	100%
	$
General Corporate Purposes		30,000	45,000	60,000

Construction Costs		266,500	401,500	500,000

Operating Costs		0	0	36,500

Total		$296,500	446,500	596,500

Our offering expenses are comprised of legal and accounting expenses, and SEC and EDGAR filing fees, transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. No material amount of the proceeds is to be used to discharge indebtedness or to acquire assets or finance the acquisition of other businesses other than in the ordinary course of business. At present we are not engaged in negotiations or the acquisition of additional technology. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The offering price of our common stock does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of our common stock in this offering will exceed the net tangible book value per share after this offering. As of June 30, 2011, our existing shareholders hold 213,018,992 shares of common stock, which represents approximately 78% of the shares we expect to be outstanding after this offering. Our net tangible book value as of June 30, 2011 was $0.00 per share. Net tangible book value per share is determined by dividing our tangible net worth (tangible assets less total liabilities) by the total number of outstanding shares of common stock. After giving effect to the sale of the common stock in this offering and assuming the deduction of the fees and expenses of this offering and the application of the net proceeds as described in “Use of Proceeds,” our pro forma net tangible book value as of June 30, 2011 would have been $0.00 per share. This represents no change in the net tangible book value of $0.00 per share to our existing shareholders and no dilution to new investors purchasing common stock in this offering.

The following table illustrates the pro forma per share dilution to new investors purchasing common shares in this offering:

Assumed offering price per common share	$0.01
Net tangible book value per common share before this offering	$(0.00)
Increase in net tangible book value per common share attributable to new investors in this offering	$–
Pro forma net tangible book value per common share after giving effect to this offering	$(0.00)
Dilution per common share to new investors	$–

PLAN OF DISTRIBUTION

We are offering 60,000,000 shares of our common stock at a price of $ 0.01 per share. This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by our executive officers and directors. Such executive officers and directors will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

  DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.  As of October 11, 2011, there were 247,743,941 shares of our common stock outstanding, 152,999,800 shares of common stock issuable upon conversion of our convertible promissory notes, 500,000 shares of common stock issuable upon exercise of outstanding warrants and 1,700,000 shares of common stock issuable upon exercise of outstanding options.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.00001, of which 247,743,941 shares are issued and outstanding as of October 11, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our company.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, par value $0.00001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 100,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Lock-Up

We had a lock-up agreement (“Lock-Up Agreement”) with Ms.Wu, our President, whereby she would not sell, dispose of, loan, pledge or grant any rights with respect to 38,000,000 shares of our common stock beneficially held by her prior to September 13, 2012 or engage in any hedging or other transaction resulting in a disposition of such securities during the lock-up period.  The lock-up restrictions terminate upon the change of control. On August 4, 2011, we released Ms. Wu from the provisions of the lockup.

Anti-Takeover Effects of Nevada law; Our articles of incorporation and Our bylaws

Nevada law contains provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Limitation of Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer, located at 1859 Whitney Mesa Drive, Henderson, Nevada 89014. Their telephone number is 702-818-5898.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

General

We are a development stage company and have not yet generated or realized any revenues from our business activities.

We were incorporated in the State of Nevada on February 27, 2007 as Aventerra Explorations Inc. On December 3, 2008, we changed our name to AM Oil Resources and Technology Inc. On September 28, 2009, we incorporated a wholly-owned subsidiary in the State of Nevada, Medical Care Technologies Inc., for the sole purpose of effecting a name change. On October 6, 2009, we entered into a letter of intent to acquire 100% of the medical care technologies and software held by Great Union Corporation, a Hong Kong corporation (“Great Union”). On October 13, 2009, we filed Articles of Merger with the Nevada Secretary of State to effect a merger with the subsidiary and assume the subsidiary’s name. On November 20, 2009, the Financial Industry Regulatory Authority (“FINRA”) informed us that the name change had been processed and had taken effect and, in conjunction with the name change, a new trading symbol “MDCE” had been granted.

Background and Overview

On November 25, 2008, as Aventerra Explorations Inc., we entered into a preliminary agreement to acquire two patents from AM Oil Resources & Technology Inc., a California corporation (“AM Oil”). In consideration for the acquisition of the patents, we issued 30,000,000 restricted shares of our common stock. Subsequent to this agreement, we changed our name to AM Oil Resources & Technology Inc. As a result of a breach of several provisions concerning patent title and ownership of the Asset Purchase Agreement, we terminated the Asset Purchase Agreement on November 17, 2009 and cancelled the 30,000,000 shares. As such and as a result of the termination of the Agreement, we are no longer pursuing the technologies to improve the recovery of oil and gas from existing oil and gas wells.

Because we never received title, we determined that we never owned the assets, which resulted in an accounting error in the first two quarters of 2009. As a result, our Quarterly Reports on Form 10-Q were amended and restated to remove the patent asset and related debt. In addition, the cancellation of common stock issued in connection with this transaction was reflected in the amended quarterly filings.

On October 6, 2009, we entered into a non-binding Letter of Intent (“LOI”) to acquire 100% of medical care technologies and software held by Great Union, by way of a reverse merger. The LOI provided that Great Union complete a foreign ownership structure in which the medical care technologies and software will be held by a Nevada corporation (the “Nevada Company”) and that we exchange 38,400,000 shares of common stock for all of the outstanding common shares of the Nevada Company and cancel 57,300,000 shares of common stock held by the former President of the Company.

On September 28, 2009, we incorporated a wholly-owned subsidiary, Medical Care Technologies Inc. in Nevada for the purpose of effecting a name change and on October 13, 2009, we merged with the subsidiary and assumed our current business name. On November 20, 2009, and in conjunction with the name change, a new trading symbol “MDCE” was granted to us.

On January 9, 2010, we entered into an asset acquisition agreement with Great Union to acquire from Great Union various technologies associated with the development and maintenance of secure information systems which increase access to medical resources and services, health education and wellness, pharmaceutical and nutraceutical products. In consideration therefor, we issued 57,300,000 shares of our common stock to Great Union. On February 1, 2010, we cancelled 57,300,000 shares of common stock held by our former President and issued 57,300,000 shares to Great Union.

Our current business plan is to open and operate private children’s health and wellness centers throughout China. Concurrently, we plan  to offer affordable, standardized and secure software information systems to electronically connect healthcare providers, academic institutions, pharmaceutical and nutraceutical companies, alternative health companies and individual consumers with healthcare information, products and services in China. Initially, we aim to generate e-management revenues and nutraceutical and pharmaceutical product distribution revenues.

Our current operations consist of three business segments: Pediatric Health and wellness centerHealth and Wellness Centers, Medical Management Software Systems and Pharmaceutical and Nutraceutical Products.

Private Pediatric Health and Wellness Centers

We plan to open and operate private pediatric health and wellness centers in economically developing and/ developed cities. We have entered into verbal discussions and signed contracts with Chinese government health officials to initiate our pediatric health care objectives. We are awaiting the final stage license approval from the Guangdong province of China to be able to operate throughout this province.

On April 28, 2011, we signed a Joint Venture Master Agreement with Ocean Wise to partner in China’s rapidly expanding pediatric healthcare segment. Pursuant to the Agreement we own 65%of ReachOut which was established in order to open and operate pediatric health centers throughout China through a subsidiary to be established . Under the ten year JV Master Agreement,  we will provide medical software technology, technical expertise, research and development and financial resources and Ocean Wise, with its 35% interest, handle, among other matters, negotiation of lease operating agreements, license approval applications with appropriate Chinese government agencies and, the operation and management of pediatric health and wellness centers.

We hope to establish our first location in Dongguan City, Guangdong Province with subsequent locations in economically developing and developed Tier-1 major cities such as Beijing and Shanghai and, Tier-2 cities such as Guangzhou and Tianjin. In China, we believe that opportunities abound in Tier-2 cities becauseproduction is cheaper, real estate has more potential for appreciation in these areas, and overall economic growth rates are climbing more steeply than in the overheated Tier-1 cities.

We believe that the Chinese government recognizes that these Tier-2 cities are quickly becoming the economic rungs on the ladder of China's growth and continues to promote development of Tier-2 cities through investment, targeted tax incentives and the establishment of economic and technological development zones. According to figures from the US Commercial Service, 15 of China's Tier-2 cities account for 8 percent of the population but 54 percent of the total imports from the US.

The global marketing research firm AC Nielsen defined the tiers as follows:

1st tier: Key cities - Shanghai, Beijing, Guangzhou and Chengdu

2nd tier: Secondary provincial capitals (consisting of 23 cities)

3rd tier: Prefecture or county level city capitals

Our facilities will be targeted at the growing affluent Chinese populations in these major urban centers.

Our flagship location in Dongguan will be a 4,000+ square foot health center facility to serve a metropolitan area of 10 million people with an estimated 1 million children and the two neighboring municipalities of Guangzhou and Shenzhen, home to over 25 million residents.

To fund all license applications to operate the Dongguan health center facility, we issued six 6% convertible promissory notes in April 2011 with various investors for a total sum of $167,500.  Additionally, between June 20, 2011 and July 5, 2011 we received proceeds of $120,000 from six accredited investors living in Hong Kong in the form of one year convertible notes at 6% to 8%, ranging from $10,000 - $55,000.

Through our Hong Kong subsidiary, ReachOut, we signed a six year operating lease with Mytophome China Property Agency Co., Ltd., to occupy approximately 4,000, out of 1,000,000 buildable, square feet of prime commercial space in the Zhong Xin Commercial Plaza building, also known as Citic Commercial Plaza, in Dongguan’s Dongcheng district. We believe that our health center facility location will greatly benefit from its proximity to the plaza’s national banks; such as Industrial Bank Co., Dongguan Securities, and high end restaurants and from an array of amenities including ample parking space.

Medical Management Software Systems

Modern technology has made it possible to gather and present health care information economically and efficiently. Our goal is to marry technology and health care information dissemination through two software information systems we have developed. Our technology will allow the user to register, monitor, test, interact and manage health records in a seamless fashion. Our software delivery information systems platforms are - Med-Suite™ Professional Practice Management and Tele-Health™ Suite. The primary customers served by our software systems are hospitals and health and wellness centers; physicians’ office practices; pharmaceutical companies and; other healthcare providers. We also plan to install the software systems in our pediatric health and wellness centers, if and when established.

We have produced an array of standardized and secure medical management software systems that can be used in a wide range of healthcare settings to electronically connect the healthcare industry with the consumer, including healthcare monitoring devices for glucose monitoring and cardiovascular monitoring and solutions.

We expect to serve the healthcare industry through the following products and services:

E-Management Solution #1: We have developed and expect to deploy in 2012 a secure software information platform called the Med-Suite™ Professional Practice Management information system. Med-Suite™ is geared for usage mainly by healthcare providers such as physicians and nurses in hospitals, nursing homes and clinics. Med-Suite™ in combination with a secure browser based application simplifies workflows, decreases costs and we believe improves the quality of doctor-patient care. Our e-management solution addresses the growing needs of healthcare providers to manage and communicate administrative and clinical data in a cost-effective manner. Med-Suite™ saves the healthcare provider time and money by automating repetitive, labor-intensive administrative and clinical procedures such as: (i) scheduling; (ii) computer-based patient records and encounters tracking; and (iii) multi-site access and data integration. We expect to generate a revenue stream with this service by charging hospitals, nursing homes and doctor’s clinics for purchase installation and maintenance or hosting of Med-Suite™.

E-Management Solution #2: The second information systems product that we have developed is the Tele-Health™ Suite. Tele-Health™ functions similarly to a hospital or doctor’s chart and is an interactive record to communicate patient data between (i) healthcare providers and (ii) healthcare providers and patients for, we believe, more efficient and effective treatment support, management and monitoring of the patient’s health.

CareBox™ Concept: The CareBox™ concept is an innovative and powerful product specifically designed for persons needing Tele-Health™ but who do not have access to the necessary computer hardware. The CareBox™ is a personal internet communication device that functions as the interface to the subscriber based network. Our  network will provide users access to telecommunication, tele-medicine applications and product access. The CareBox™ is revolutionary in the development of healthcare service delivery to the individual subscriber.

           (i)           CareBox™-Mediated Tele-Health™ System: The CareBox™ system offers the convenience of remote, real-time, audio-visual communication between patient and healthcare personnel. It offers a complete medical assessment, diagnosis, and treatment from a remote location. The CareBox™ processes on-site collections of physiological measurements and provides bi-directional audio-video communication.

           (ii)           CareBox™ Design: (i) CareBox™ Bluetooth software requirements installed to mobile computing devices; (ii) compatible with iPhone, BlackBerry and other mobile cellular phone protocols and; (iii) enables wireless upload of personal medical information from compatible medical and wellness monitoring devices.

           (iii)           CareBox™ Usage: Using a secure online facility, healthcare providers (doctors, nurses) can admit and assess patients, and subsequently create and revise individual healthcare plans. Attachments can be made to the CareBox™, for monitoring blood-oxygen levels, temperature, blood pressure, pulse, as well as blood glucose levels. If readings are outside normal limits, the system will initiate a pre-programmed response and instruction for client intervention will be given. The system provides continuous monitoring at home for our clients, which serves to lengthen the period of time a person can live independently, while reducing the number of re-admissions to care facilities. We believe this method consequently lowers the cost of care for individuals and their community.

Pharmaceutical and Nutraceutical Products

We plan to carry only SFDA approved products. It is our strategy to source and sell high-quality pharmaceutical and nutraceutical products and a wide variety of other merchandise, including over-the-counter medicines, herbal products, personal care products, family care products in our planned pediatric health and wellness centers, through our website, retail pharmacies and through established sales and distribution channels in China. We also plan to offer private label products, which we believe will distinguish us from our key competitors such as Baby’s Own, Enfamil, IntraKID and Source Naturals.  Further, our target customers in this segment are retail pharmacies, pharmaceutical companies, hospitals, physicians’ office practices, consumers; and industrial and food microbiology laboratories. Med-Suite™, in concert with a person’s secure personal health record, will allow the medical professional to communicate pharmaceutical, administrative, clinical data in a cost-effective manner.

Our Target Market

The primary targets for our e-management healthcare services as well as our pharmaceutical and nutraceutical products include the vertical markets of:

           (i)           Healthcare Professionals: healthcare providers who have a need to provide information to their patients or peers/associates; and
           (ii)           Healthcare Institutions: government and academic institutions that have a need to provide information to their staff, collaborators and patients.

Marketing and Promotion

Our marketing and promotion strategy is to build brand recognition to our children’s health and wellness centers and the products we plan to sell, increase patient/customer awareness and, therefore, patient/customer purchases to our products, attract new patients/customers, build strong patient/customer loyalty, maximize repeat customer visits and develop incremental revenue opportunities.

We plan to implement a marketing department to design our nationwide marketing efforts as well as to design regional promotions based on local demographics and market conditions. We also plan to launch single center promotional campaigns and community activities in connection with the openings of new health and wellness centers. In addition, we plan to offer special discounts and gift promotions for selected products periodically in conjunction with our suppliers’ marketing programs.

We plan to design many of our promotion programs to encourage suppliers to invest resources to market their brands within our health and wellness centers. We plan to charge suppliers promotional fees in exchange for granting them the right to promote and display their products in our health and wellness centers during promotional periods. We believe that these types of promotions will improve patients’/customers’ shopping experience because suppliers provide purchasing incentives and information to help patients/customers to make informed purchase decisions.

We also plan to run advertisements periodically in selected regional and national newspapers to promote our private label brand and the products carried in our health and wellness centers. In selected regions, once developed, we plan to promote our private label brand and products using billboards and passenger compartments of subway trains. In all cases, we expect advertising expenses to be borne by the manufacturers/suppliers of the products being advertised. We will aim to design our advertisements to promote our private label brand, our corporate image and the prices of products available for sale in our health and wellness centers. Such advertising is currently not subject to the series of measures regulating the advertising of pharmaceutical products recently adopted by the Chinese government.

Distribution of Products

We plan to market our pharmaceutical and nutraceutical products in children’s health and wellness centers through independent distribution channels and directly to end-users by independent sales representatives.

We expect to lease warehouses that will operate as regional distribution centers for the purpose of serving children’s health and wellness centers. We plan to have suppliers deliver products to regional distribution centers, which in turn will serve children’s clinics in the region.

We expect the operations of our regional distribution centers, including inventory management and deliveries, to be integrated and coordinated by our integrated management information system. We believe that this will provide us with up-to-date product availability information so as to optimize our inventory management.

Our Strategies

We hope to implement the following strategies for the next 12 months:

Open Children’s Health and Wellness Centers in Large and Fast-Growing Metropolitan Markets

Desirable geographic market is essential to competing effectively as well as maintaining and generating profitability. In 4th quarter 2011, subject to financings, we plan to open new health and wellness centers mainly in metropolitan centers with a focus on growing middle and upper-middle class demographics. We are planning entries into cities in both southern and northern China. We believe there is enormous potential for growth in these cities as there are many under-penetrated and untapped local neighborhoods available for us to establish our healthcare centers and gain market share.

In July, 2011, through our Chinese subsidiary, Teddyberry™ and Company, we have progressed from our development phase and have broken ground on the first of many planned private children’s health and wellness centers throughout China. Through our Hong Kong subsidiary, ReachOut, we signed a six year operating lease with Mytophome China Property Agency Co., Ltd., to occupy approximately 4,000, out of 1,000,000 buildable, square feet of prime commercial space in the Zhong Xin Commercial Plaza building, also known as Citic Commercial Plaza, in Dongguan’s Dongcheng district. Our flagship facility in China’s progressive ‘megacity’ in Dongguan, Guangdong Province is currently scheduled to open its doors in the last quarter of 2011. We have received approval from Chinese government officials to submit our license application to open and operate our proposed second location in Beijing.

To further our competitive advantage, we plan to create facilities with ambiance catered to children, which features we believe are unique in the current China market. Additionally, each planned health and wellness center will contain an in-house health and wellness shop. With a “one-stop” shopping approach, our mission is to become the preferred children’s healthcare center in residential communities.

Capture Patient/ Customer Trust and Loyalty with Effective Marketing and Promotional Programs

A strong brand name is critical to winning customers’ trust in us, our products, as well as building customer loyalty and increasing customer visits to our children’s health and wellness centers in order to purchase our products. As a result, we intend to promote both our brand name and our private label products. Specifically, we will continue to deploy the following marketing and promotional initiatives:

           •           offer services that are carefully tailored to meet our patients’/customers’ healthcare needs, including integrated health programs focused on pediatric care, health supplements, weight management, skin care and treatment, obesity, diabetes and sports injury;

           •           organize community-based activities and targeted promotion programs to gain patient/customer loyalty;

           •           form an alliance with a number of promotional partners and develop promotional campaigns with these partners in order to increase awareness of our brand name and private label products; and

           •           advertise our brand, services and products in television and selected newspapers/magazines that service our targeted cities

Offer Health and Wellness Products

We will concentrate on the promotion of western health and wellness product lines to develop and strengthen our brand identity in China and to achieve targeted profitability.  In particular, we plan to:

           •           sell an assortment of superior quality, high margin nutritional supplements and herbal products;

           •           develop and invest in multiple private label products targeted at various product categories, geographic regions and patient/customer groups;

           •           offer a selection of high, medium and low price private label products within each product category in order to appeal to a broad range of customers; and

           •           all products will be U.S. Food and Drug Administration (“FDA”) and State Food and Drug Administration (“SFDA”) approved.

Develop Reliable Distribution Channels for our Products

We believe that recent regulatory changes implemented by the Chinese government indicate that new opportunities have opened up which will allow us to market western health and wellness products.

We plan to complement each pediatric health and wellness center with a health and wellness shop, dedicated to preventive medicine which will provide a framework for horizontal integration of healthcare.

All goods and services are planned to be well-researched and substantiated by certified market researchers. By utilizing existing networks already firmly established.

Implement Management Information Systems in our Medical Health and wellness centers and Pharmacies

We plan to utilize our information management system to build a secured integrated data network for electronic health records and medical information management with the goal to provide our patients and medical staff access to up-to-date patient medical data at any of our locations. The patients’ up-to-date medical records will be readily available should they chose to go to any of our medical health and wellness centers. The overall aim is to create a sense of trust that all of our medical staff are aware of their children’s medical history when travelling to another city with our children’s health and wellness centers.

Operationally, our systems and processes give us an infrastructural advantage. It will streamline delivery, facilitate data mining and fully integrate procurement, inventory management, pricing, and distribution. The system will provide the delivery of data aggregation capabilities and enhanced category management, enabling us to fine-tune processes such as product selection, optimal product/pricing mix, shelf space allocation and automate store replenishment requests. We believe these features have the potential to yield significant benefits in the form of economies of scale, lower costs and reduced expenditures for our health and wellness center operations.

Selectively Pursue Complementary Acquisitions

In the future, we plan to strategically acquire independently operated clinics that will serve to establish a presence in new markets. Growth is to be achieved through acquisition in large cities such as Beijing and Shanghai. Each acquisition opportunity will be screened by focusing on already existing clinics in prime, well-developed facilities and patient/customer bases which are commercially attractive.

We will promote our own private labels for products that will further secure our market shares in Asia.

Competition

Private Health Care: One of the first joint venture hospitals was opened in 1997 in Beijing by Chindex International – a US health care company that has since been establishing the United Family Hospitals and Clinics (“UFH”) network in China. UFH has opened two full-service 50 bed hospitals, the first in Beijing and the second in Shanghai, and five outpatient clinics in Beijing (2), Shanghai, Guangzhou, and Tianjin. A new 125-bed hospital in Guangzhou is expected to open in 2012. These facilities are targeted at the growing affluent Chinese populations in major urban centers.

Strong and well established competitors such as UFH as well as Parkway and International SOS have carved the vast majority of the market up between them for non-Chinese speaking patients and for wealthy Chinese who distrust the domestic health care system. Buoyed by their revenues, the big players are busy expanding. UFH, (part of Nasdaq-listed Chindex), cut the ribbon on a new oncology centre in Beijing in June 2010.  Parkway is also moving into the interior of China, attracted by the possibility of rich Chinese clients. It has eight facilities, including one in Chengdu, and a new site at Shanghai's Jin Mao tower.

The difficulty that we would have is we are immediately competing with state-backed financing of some private clinics that have been set up within many of the state-funded public hospitals, which are now offering "VIP" and international services. In general, starting costs are high, licensing arrangements are complex and the investment criteria for foreign investors are strict. This is likely a reason why there are not more international players in the Chinese health care market.

The medical management information technology industry is very competitive and is subject to rapid technological changes, and we face significant competition across our proposed product lines and in each market in which our proposed products may be sold. We face this competition from a wide range of companies. These include large medical device companies, some of which may have greater financial and marketing resources than we do. We also face competition from firms that are more specialized than us with respect to particular markets. Other firms engaged in the distribution of medical technology products have become manufacturers of medical devices and instruments as well. In some instances, competitors, including pharmaceutical companies, also offer their own brand name products and may render our products or proposed products obsolete or less competitive. In addition, the entry into the healthcare market in China and other low-cost locations are creating increased pricing pressures, particularly in developing markets. New entrants may also appear, creating more competition for us.

Regulation.

Our proposed pediatric healthcare centers and medical management information technology operations and proposed products are subject to regulation by Chinese state agencies. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our business, technology and medical products. These regulatory controls can affect the time and cost associated with the development, introduction and continued availability of our services and selling of new products. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

While our strategy to open and operate pediatric healthcare centers and promote various revenue streams is driven by the internal development and promotion of our medical management information systems, sourcing and selling large quantities of products and, branding our private label, we plan to seek to supplement our growth through strategic acquisitions, investments and alliances. Such transactions are inherently risky. We cannot guarantee that any strategic acquisitions, investments or alliances that we will be successful. The success of any acquisition, investment or alliance may be affected by a number of factors, including our ability to properly assess and value the potential business opportunity or to successfully integrate it into our existing business.

Employees

We currently have no full-time employees. Our officers and directors are part-time employees/consultants and, with the exception of our Chief Executive Officer and Chief Operating Officer, each currently devotes about 25% of his time or 10 hours per week to our operations. We currently have a Consultancy Agreement with our Chief Executive Officer and an Executive Officer Employment Agreement with our Chief Operating Officer. Currently, our Chief Executive Officer devotes approximately 85% or 35 hours per week of her time to our business operations and our Chief Operating Officer devotes about 90% of his time or 40 hours per week to our operations. Our officers and directors will handle our administrative duties until we raise enough funds to be able to hire administrative personnel.

Property

Our executive offices consist of approximately 600 square feet of office space in a commercial building located in Beijing, People’s Republic of China, which we lease for 1,000 Chinese Yuan Renminbi (“RMB”) per month.

Through our Hong Kong subsidiary, ReachOut, we lease two units totaling 374.05 square meters of commercial space in the Zhong Xin Commercial Plaza building, also known as Citic Commercial Plaza, in Dongguan’s Dongcheng district  under a six year operating lease. The first unit is 227.87 square meters and is leased for 25,060 RMB or approximately $4,000 US per month for the first two years of the lease contract. The second unit is 146.18 square meters and is leased for 10,000 RMB or approximately $1,600 US per month for the first two years of the lease contract.

The table below provides for the rental increases in Years 3 through 6 of the lease contracts:

	Unit 1	Unit 2
Year 3	26,200 RMB	11,000 RMB
Year 4	27,400 RMB	11,000 RMB
Year 5	28,600 RMB	11,000 RMB
Year 6	29,900 RMB	11,500 RMB

We will generally seek to rent the building in which our planned health and wellness centers will operate, although in some regions in China, we will lease the space. Additionally, we plan to open sales offices and distribution facilities for storage of our products but these facilities may be used for multiple purposes, such as additional regional administrative offices. We seek to open health and wellness centers in the most developed cities in China, including Shenzhen, Guangzhou, Dalian, Hangzhou, Ningbo, Suzhou and Kunming. We plan to carefully select our health and wellness center sites to maximize consumer traffic, health and wellness center visibility and convenience for our patients/customers. We plan to substantially locate our health and wellness centers in well-established urban residential communities and prime retail locations in Chinese cities where living standards and consumer purchasing power are relatively high.

LEGAL PROCEEDINGS

There are no material pending legal proceedings (other than ordinary routine litigation incidental to our business) to which we are a party or concerning any of our properties. Also, our management is not aware of any legal proceedings contemplated by any governmental authority against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol “MDCE.OB”.

The following table shows the high and low bid quotations for our common shares on the OTC Bulletin Board for periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Fiscal Year 2011	High Bid	Low Bid
Third Quarter	$0.026	$0.007
Second Quarter	$0.037	$0.011
First Quarter	$0.06	$0.01

Fiscal Year 2010	High Bid	Low Bid
Fourth Quarter	$0.0259	$0.01
Third Quarter	$0.032	$0.019
Second Quarter	$0.095	$0.021
First Quarter	$0.395	$0.07

Fiscal Year 2009	High Bid	Low Bid
Fourth Quarter	$0.25	$0.066
Third Quarter	$0.11	$0.02
Second Quarter	$0.17	$0.06
First Quarter	$1.01	$0.12

On October 7, 2011, the closing bid price of our common stock on the OTC Bulletin Board quotation system was $0.0085 per share.

Holders

As of October 7, 2011, we had approximately 52 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2010, securities issued and securities available for future issuance under our 2010 Stock Option Plan are as follows:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,200,000	$	2,200,000
Equity compensation plans not approved by security holders		$
Total	2,200,000	$	2,200,000

Stock Option Plans

On December 30, 2010, we adopted a 2010 Stock Option Plan (the “Plan”) to provide incentives to key employees, officers, directors, consultants, and agents of the Company for high levels of performance and to reward unusual efforts which increase the earnings and long-term growth of the Company. 10,000,000 shares of common stock were reserved for issuance under the Plan. Upon exercise of the option in accordance with the terms of the Plan and the Option Agreement, the grantee shall receive such shares of stock of the Company set forth in the Notice of Option Grant delivered to the grantee. A grantee to whom shares have been issued upon proper exercise of an option granted hereunder shall be entitled all rights of a shareholder, including, without limitation, dividends, voting and liquidation rights. Each option shall expire five years from the date of grant. The Plan will terminate on August 31, 2020.

We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation. It is our present intention not to pay cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and  financial position, earnings, if any, general economic conditions and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation and financial condition is based upon, and should be read in conjunction with, our financial statements and accompanying notes thereto included elsewhere in this prospectus. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by these forward-looking statements.

Certain statements contained in this prospectus, including statements regarding the development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and the products we plan to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a children’s healthcare service provider headquartered in Beijing, China and engaged principally in opening and operating children’s integrated healthcare wellness centers, the development and maintenance of secure medical information systems used by healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public and selling and distributing pharmaceutical and nutraceutical products.

Private Pediatric Health and Wellness Centers

We plan to seize the opportunities available for businesses that provide medical type services in China by opening and operating private pediatric health centers and mainly locating them in economically developing and/ developed provinces and urban areas. We continue to progress discussions with Chinese health officials to initiate our pediatric health care objectives.

On April 28, 2011, we signed a Joint Venture Master Agreement with Ocean Wise International Industrial Limited (“OWII”), a private Hong Kong investment holding company, to partner in China’s rapidly expanding pediatric healthcare segment. The 65-35 joint venture partnership has established ReachOut Holdings Limited (“RHL”), incorporated in Hong Kong, in order to open and operate pediatric health centers throughout China. Under the ten- year JV Master Agreement, we will own a 65% controlling interest in RHL, contributing medical software technology, technical expertise, research and development and financial resources. In turn, OWII, with its 35% interest, will provide the funding necessary to establish operations, and an executive management team to negotiate lease operating agreements, license approval applications with appropriate Chinese government agencies and,the operation and management of pediatric health and wellness centers.

Medical Management Software Systems

Modern technology has made it possible to gather and present health care information economically and efficiently and we believe we have positioned ourselves to lead the effort to marry technology and health care information dissemination through two software information systems we have developed. Our technology will allow the user to register, monitor, test, interact and manage health records in a seamless fashion. Our software delivery information systems platforms are - Med-Suite™ Professional Practice Management and Tele-Health™ Suite. We anticipate that the primary customers served by our software systems will be hospitals and clinics, physicians’ office practices, pharmaceutical companies and other healthcare providers. We also plan to install the software systems in our pediatric health and wellness centers.

Pharmaceutical and Nutraceutical Products

It is our strategy to develop or source and sell high-quality pharmaceutical and nutraceutical products and a wide variety of other merchandise, including over-the-counter medicines, herbal products, personal care products, family care products in our planned pediatric health and wellness centers, through our online store website, retail pharmacies and through established sales and distribution channels in China. We will also offer private label products, which we believe will distinguish us from our key competitors.  Our target customers are retail pharmacies, pharmaceutical companies, hospitals, physicians’ office practices and the general public.

Our anticipated revenue streams over the next three years are expected to come from services provided through our pediatric health centers, e-management online healthcare market and the pharmaceutical and nutraceutical supply market. We plan to develop in each of our business segments new products and services that provide increased benefits to patients, healthcare workers and researchers. Our ability to obtain long-term growth will depend on a number of factors, including our ability to expand our business (including geographical expansion), source new products with higher gross profit margins, and obtain operating efficiency and organizational effectiveness.

We have not generated any revenues from our business activities and we do not anticipate generating any revenues until we are able to (i) open and serve patients in our children’s healthcare centers, (ii) begin implementing our medical management software systems and devices in hospitals and clinics, and (iii) source, market and sell pharmaceutical and nutraceutical products to healthcare providers and the general public.  Accordingly, we must raise cash from private investors, through equity financings or by developing strategic alliances with leading, world class players in the health industry. We are currently operating on cash raised through loans and convertible promissory notes from friends and family. However, such funds are insufficient to fund our operating expenses over the next twelve months and implement our plan of operation. We believe we currently have funding to allow us to operate until the end of the fourth quarter of 2011. Our success or failure will be determined by creating alliances with healthcare providers who need our medical technology, selling a large volume or our products and opening a number of pediatric health and wellness centers throughout China.

Liquidity and Capital Resources

We had cash on hand as of June 30, 2011 of $24,195, which represents an increase of $23,804 from cash on hand at December 31, 2010.

On February 1, 2011, we entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a convertible promissory note in the principal amount of $50,000. We received net proceeds from the issuance of the note of $47,000. The note is due on November 3, 2011.

On March 11, 2011, we entered into a Securities Purchase Agreement with Asher Enterprises, Inc. for the sale of a convertible promissory note in the principal amount of $32,500. We received net proceeds from the issuance of the note of $30,000. The note is due on December 14, 2011.

On April 12, 2011, we entered into a Securities Purchase Agreement with Asher Enterprises, Inc.  for the sale of a convertible promissory note in the principal amount of $32,500. We received net proceeds from the issuance of the note of $30,000. The note is due on January 18, 2012.

 On June 1, 2011, we entered into a Securities Purchase Agreement with Asher for the sale of a convertible promissory note  in the principal amount of $32,500. We received net proceeds from the issuance of the note of $30,000. The note is due on March 6, 2012.

On July 20, 2011, we entered into a Securities Purchase Agreement with Asher for the sale of a convertible promissory note in the principal amount of $32,500. We received net proceeds from the issuance of the note of $22,500. The note is due on April 23, 2012.

The above Asher Notes bear interest at the rate of 8% per annum. All principal and accrued interest on the Notes are convertible into shares of our common stock at the election of Asher at any time after 180 days from the date of each Note at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion.  Failure to deliver shares to Asher upon conversion will result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection; for example, if we issue shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount.  If we desire to exercise our right to prepay the notes during the first 90 days after issuance, the prepayment penalty is 150% of all amounts owed to Asher; if we elect to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amounts owed. There is no right to prepay after the 181th day of issuance.

On September 9, 2011, we entered into a Securities Purchase Agreement with Asher for the sale of a convertible promissory note in the principal amount of $45,000. We received net proceeds from the issuance of the note of $42,500. The note is due on June 12, 2012. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of Asher at any time after 180 days from September 9, 2011 (the date the Note was actually dated) at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection; for example, if the Company issues shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount. If the Company desires to exercise its right to prepay the Note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if it elects to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance.

On April 28, 2011, we entered into a Joint Venture Master Agreement with Ocean Wise, pursuant to which we and Ocean Wise created a new Hong Kong company, ReachOut. The Agreement provides for ReachOut to establish a Chinese subsidiary in the City of Dongguan, China for the purpose of operating children’s healthcare centers. We contributed $167,500 for our 65% ownership interest and Ocean Wise contributed $90,195 for its 35% interest in ReachOut, the joint venture company. The $167,500 paid by us was lent to us by 6 persons living in Hong Kong and Ocean Wise by way of 6% convertible notes, ranging in principal amounts from $10,000 to $35,000 and, are due on demand after December 4, 2011.

Between June 20, 2011 and July 5, 2011, we received net proceeds of $120,000 from six accredited investors living in Hong Kong in the form of one-year convertible notes at 6% to 8%, ranging from $10,000 - $55,000. Proceeds have been used to expedite our Chinese subsidiary, Teddyberry™ and Company’s license application into Beijing.

Limited Capital

To date, we have used funds from the proceeds of $225,000 received from Asher from the sale of convertible promissory notes to pay ongoing corporate costs of running our business.

The proceeds of $287,500 that we received from accredited investors based in Hong Kong have been used to pay subsidiaries’ incorporation costs and application and government license costs for procuring the opening of our children’s health centers in China.

Our limited cash will also be used to pay for our minimal office and administrative expenses in Beijing and legal, accounting and professional services required to prepare and file our reports with the SEC. Our remaining cash, however, will only be sufficient to sustain us for the short-term.

We have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to use on commercially acceptable terms or at all. Our failure to raise capital as needed would cause us to cease all operations. We may need to curtail expenses, and forgo business opportunities. Additional equity financings are likely to be dilutive to holders of our common stock and debt financing, if available, may involve significant payment obligations and covenants that restrict how we operate our business. If we are unable to secure funds to finance our operations, we may examine other possibilities, including, but not limited to, mergers or acquisitions.

Results of Operations

As of June 30, 2011, our total assets were $353,985; an increase of $337,094 from December 31, 2010; our total liabilities were $486,067; an increase of $239,814 from December 31, 2010.  From February 27, 2007 (inception date) to June 30, 2011 we incurred a net loss of $3,326,031 and had a working capital deficiency of $143,976.

We have no revenues in the periods ended June 30, 2011 and 2010. In the six month periods ended June 30, 2011 and 2010, we incurred operating expenses of $689,709 and $594,253, respectively. We incurred a net loss of $958,354 for the quarter ended June 30, 2011, compared to a net loss of $594,128 for the quarter ended June 30, 2010. The losses are mainly due to an increase in general and administrative of $170,464 ($504,153 in 2011 and $333,689 in 2010) and; an increase in management fees of $146,096 ($176,096 in 2011 and $30,000 in 2010), offset by a decrease of $221,104 ($9,460 in 2011 and $230,564 in 2010) in depreciation expense.

Our ability to achieve profitable operations depends on developing revenue through the operation of private pediatric health centers throughout China. Our current expectations are that we will not begin to show profitable results from the operation of pediatric health centers until fiscal year 2012.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

a) Basis of Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Aventerra Explorations Ltd., a company incorporated in England. All inter-company accounts and transactions have been eliminated.

b) Reclassification

Certain prior year amounts have been reclassified to conform with the current year presentation.

c) Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, stock-based compensation, and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e) Property and Equipment

Property and equipment consists of computer hardware and equipment and is recorded at cost and amortized over its estimated life on a straight-line basis:

Computer hardware	3 years
Equipment	4 years

f) Intangible assets

Intangible assets consist of computer software and database for tracking patient data and communicating patient data between healthcare providers. Intangible assets acquired are initially recognized and measured at cost and is amortized on a straight-line basis over its estimated life of 3 years. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets and goodwill are reviewed annually.

g) Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At December 31, 2010, there were 1,611,282 potential dilutive common shares. At December 31, 2009, there were no potential dilutive common shares.

h) Financial Instruments and Fair Value Measurements

ASC 820 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, convertible note payable, loans payable and amounts due to a related party. Pursuant to ASC 820, the fair value of cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j) Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted ASC 830  “Foreign Currency Translation Matters  ”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

k) Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”, and ASC 505-50, “Equity-Based Payments to Non-Employees” using the fair value method.
All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

l) Comprehensive Income

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended December 31, 2010 and 2009, the Company had no items that represent comprehensive income.

m) Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures ”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The name, age and position of our officers and directors are set forth below:

Name	Age	Position Held
Ning C. Wu	54	President, Principal Executive Officer and a director

Luis Kuo	31	Chief Operations Officer

Hui Liu	41	Principal Financial Officer, Principal Accounting Officer, Treasurer and a director

Ping Tan	42	Chief Marketing Officer and a director

Sean Lee Heung	45	Chief Technology Officer and a director

Ping Hai Shen	38	Director

Each director of the Company serves for a term of one year or until such director’s successor is duly elected and is qualified.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until such officer’s successor is duly elected and is qualified.

Background of our Officers and Directors

Ning C. Wu

Ms. Wu has served as our President, Principal Executive Officer and a director since November 25, 2010. Since February 2007, Ning Wu has been a Partner and has held the position of CEO at Open Planet Enterprise Inc., a professional services firm in Toronto, Ontario that provides business advice, business solutions and business management services to (i) China-based companies aiming to establish markets in North America and (ii) North America-based companies that want to market their businesses in China. As one of the founding partners of Open Planet, Ms. Wu continues to implement and oversee her company’s client’s market development, business and product development, business planning and analysis, marketing and advertising, communications and design, and online interactive and web content management. From March 1995 to February 2010, Ms. Wu was a Partner and CEO of GroupIT, a Toronto, Ontario based information technology and services firm specializing in complete internet-intranet design, development of web databases and browser based applications, E-business, and secure technology support to private, public and government sector clients in Canada. We believe Ms. Wu’s qualifications to sit on our board of directors include her extensive experience with Chinese companies and her years of experience providing strategic advisory services to complex organizations.

Luis Kuo

Mr. Kuo has served as our Chief Operations Officer since February 1, 2011. Luis Kuo, is  an executive businessman, with over 11 years experience in transforming companies from start-ups, to reorganizations, to joint ventures across the IT and healthcare sectors. His practice spectrum spans general management, business development, and sales and marketing. Since 2004, Mr. Kuo has held the role of VP Sales at iNTERfaceWARE Inc., a leading software solution company in healthcare integration technologies. He has successfully secured strong partnerships between iNTERFACEWARE, international companies and government healthcare agencies. Mr. Kuo has led the company through strategic growth and positioned it to become one of the most recognized developers of mid-size HL7 Integration Engines globally. Prior thereto, Mr. Kuo was Senior Recruiter for North America for Netsuite Inc., a leading vendor of cloud computing business management software applications. In this role, he was responsible for the organization’s senior executive staffing needs and was honored with a Significant Contributor Award for his invaluable contribution to the company.  We believe Mr. Kuo’s leadership, executive, managerial, business and healthcare industry experience led to his appointment as a director.

Hui Liu

Ms. Liu has served as our Treasurer and a director since September 2, 2010. Ms. Liu has over 20 years experience with five multinational companies in roles of procurement, purchasing, sales and marketing support, office administration, and HR management. In June, 2007, Ms. Liu created Global Shero, a private company forum to promote active dialogue to empower women to make ‘balanced’ choices in their personal and professional lives. Her passion is the well being of women and children. Since August 2008, Ms. Liu has held a senior managerial position in HR with Richemont, a luxury goods company with distribution and service networks throughout Europe, Asia Pacific, Japan, North and South America and South Africa. Based in Shanghai, Ms. Liu is responsible for supporting the development and execution of HR strategies as well as organizational development. Other responsibilities include driving a service culture of growth, meeting commitments, and positive employee relations as well as conducting organization assessments and upgrading talent through staffing and talent pipeline development. From 2004 to 2007, Ms. Liu was the first local Chinese talent selected for Honeywell in an Asia Pacific senior HR management role, supporting 4 major corporate functions across 13 countries. Based in Shanghai, she partnered with regional managers in the Shared Services organization to migrate work from high host countries, from EMEA (Europe, Middle East, Africa) and North America to Shanghai and India to make Honeywell’s rapid global transformation successful. She was responsible for functional leadership to develop HR strategies and partnering with HR operations teams to manage the effective acquisition, development and management of talent. Among her primary responsibilities were working with HR operations teams to ensure the aligned and effective delivery of HR support/services to the business; working with other managers to manage talent development including mentoring; ensuring a robust pipeline of quality candidates and; executing plans to achieve positive employee relations. We believe Ms. Liu’s extensive managerial and staffing experience with multinational organizations in China provides valuable background and insight to our board of directors and led to the decision to appoint Ms. Liu to our board.

Ping Tan

Mr. Tan has served as our Chief Marketing Officer and as a director since August 31, 2010.  Mr. Tan founded and has been the Chief Executive Officer of Beijing Sun Communication Advertising Agency, a company specializing in product promotions, press releases, television advertising, conference management and new product launches since December 2006. Pharmaceutical clients include Johnson & Johnson Asia, Pfizer Inc., GlaxoSmithkline plc, and Janssen Pharmaceuticals Limited. Since May 2006, Mr. Tan is also the founder of, and has been the Chief Executive Officer of Beijing Sun Com Cultural Media Ltd., a media relations firm specializing in culture and arts. Prior to 2006, Mr. Tan was the Chief Executive Officer of China Star Digital Film Co., a company that engaged in the production and distribution of feature films, television programs and documentaries targeted at both Chinese and expatriate communities in Asia. In 1991, Mr. Tan received his Bachelor degree in Automation Design from Gansu University of Technology in Lanzhou, Gansu Province, China. We believe Mr. Tan’s qualifications to sit on our board of directors include his extensive experience with biopharmaceutical and biotechnology companies, his marketing and media relations expertise and his years of experience providing strategic advisory services to a diverse range of companies.

Sean Lee Heung

Mr. Lee Heung has served as our Chief Technology Officer and as a director since September 1, 2010. Mr. Lee Heung has over 15 years experience in the information technology industry in sales and marketing, channel development and program management. He has worked with client firms in the healthcare industry, specializing in software and infrastructure solutions for end users. His area of expertise is assisting these client firms to resell into the healthcare industry while obtaining the required government authorization and approvals. Since April, 2007, Mr. Lee Heung has been a Territory Manager with Arrow ECS-IBM Group, an information technology distributor specializing in providing solutions and services focused on data storage, data management, and protection of critical business information. His area of expertise involves helping his clients in developing and understanding the “big picture” perspective of technology and the overall impact on business/customer requirements. From 1998 to 2007, Mr. Lee Heung was an Account Executive with Agilysys KeyLink Systems Group, an enterprise computing solutions distributor. His responsibilities included helping customers resolve their IT needs, infrastructure optimization, storage and resource management. In 1995, Mr. Lee Heung received his BA Honors degree in Human Geography from Brock University in Ontario, Canada.  We believe Mr. Lee Heung’s qualifications to sit on our board of directors include his extensive experience with information technology and healthcare companies, his financial expertise and his years of experience providing strategic and advisory services to IT, healthcare, and biotechnology organizations.

Ping Hai Shen

Mr. Shen has served as a director since September 1, 2010. Since 2004, Mr. Shen has been Managing Director at Tianjin Xingwell Company, a company specializing in R&D, application and transfer of materials technology and the manufacturing of those materials. His area of expertise is in project and materials management and he is currently project managing medical plastic and steel products for import/export. From 2000 to 2004, Mr. Shen worked for various private materials and engineering companies in Tianjin, China in positions of sales, accounting and administration. In 2000, Mr. Shen received his Diploma in Mathematics from the School of Mathematical Science, Nankai University in Tianjin, China. We believe Mr. Shen’s qualifications to sit on our board of directors include his financial expertise and his years of experience providing strategic project management services to R&D organizations.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; (7) was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

The Audit Committee consists of all of our directors. None of our directors are independent. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 5605(a)(2) of the Rules of NASDAQ stock market.

The Audit Committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent certified public accountants, reviewing the plan and scope of the accountant’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent certified public accountants, and reporting to our full Board of Directors regarding all of the foregoing. The Audit Committee communicates with the independent certified public accountants in connection with its review and approval of (i) the unaudited financials for inclusion in our quarterly reports and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-K. The Audit Committee also provides our Board of Directors with such additional information and material as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. Additionally, the Audit Committee considers any related party transactions between the Company or any of its subsidiaries and any director, officer or the significant shareholders of the Company. The Audit Committee’s goals and responsibilities are set forth in a written Audit Committee Charter. The Audit Committee did not hold any meetings and took no action during the year ended December 31, 2010 and has not held any meetings since December 31, 2010.

Audit Committee Financial Expert

None of our directors or officers has the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted at this time.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid, earned or accrued by our chief executive officer for the fiscal years ending December 31, 2010 and 2009.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ning C. Wu	2010	60,000	0	836,000	125,000	0	0	0	1,021,000
CEO, President	2009	0	0	0	0	0	0	0	0

Consultancy Agreement

We have a two-year Consultancy Agreement (“the Consultancy Agreement”), effective November 25, 2009, with Ning C. Wu pursuant to which, among other things, Ms. Wu is entitled to an annual base compensation of $60,000   for management services provided to us. Under the Agreement, Ms. Wu must devote 7 days per month to the business of our company. Ms. Wu will be compensated on a daily rate of $1,000 for each day per month in addition to such 7 days, subject to Board approval. Ms. Wu is also entitled to an annual bonus of 50% of her base compensation based upon achievement of financial goals based upon our audited financial statements and an annual bonus of up to 50% of her base compensation based on performance goals as determined by the Board in its sole discretion. If Consultancy Agreement is terminated without cause, Ms. Wu will be entitled to receive any bonus earned for the prior year. Upon the closing of public financing transactions of at least $1,000,000 and in consideration of certain milestone achievements attained, we will pay a cash bonus of $100,000 to Ms. Wu. The amount of severance benefits to which Ms Wu is entitled if terminated without cause will not exceed 2.99 times the sum of her base salary and bonus.

On September 13, 2010, we entered into a CEO Amendment Agreement to the Consultancy Agreement. The Amendment amends the original agreement to revise the terms of Ms. Wu’s compensation as follows: Ms. Wu’s base salary of $60,000 may be adjusted by the Board at any time but not to exceed 25% of her base salary at any time. Such base salary is paid monthly. Ms. Wu was issued 38,000,000 restricted shares of common stock for management services, subject to a two-year lock-up restricting Ms. Wu from selling, disposing of, pledging or granting any rights with respect to 38,000,000 shares. Our Board approved the termination of such lock-up restrictions on August 4, 2011. Ms. Wu was granted an option to purchase 500,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option will vest as to 125,000 shares, 125,000 shares and 250,000 shares subject to the option on June 28, 2011, December 28, 2011 and June 28, 2012, respectively.

On February 1, 2011, we entered into an executive officer employment agreement with Luis Kuo, our Chief Operating Officer (“Kuo Employment Agreement”). Pursuant to the agreement, we agreed to pay a base compensation to be determined at such time when we secure a major financing in excess of $1,000,000. On February 1, 2011, we issued 2,000,000 shares of common stock for the first year of service and granted options to purchase 100,000 shares of our common stock at an exercise price of $0.25 per share. The term of the Agreement is 36 months and is automatically renewable for successive one year period. On August 4, 2011, our board of directors approved an amendment to the Kuo Employment Agreement to provide for the issuance of 8,000,000 restricted shares of the Company’s common stock. All of the other terms of the Kuo Employment Agreement remain in effect without modification.  Mr. Kuo was granted an option to purchase 100,000 shares of our common stock on February 1, 2011 at an exercise price of $0.25 per share, which option will vest as to 50,000 shares, 25,000 shares and 25,000 shares subject to the option on August 1, 2011, January 1, 2012 and August 1, 2012, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END ENDED DECEMBER 31, 2010

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	Exercisable	Unexercisable	Price	Expiration
Name	(#)	(#)	($/Sh)	Date
Ning C. Wu, President and Chief Executive Officer	0	500,000	$0.25	1/15/16

Ms. Wu was granted an option to purchase 500,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option will vest as to 125,000 shares, 125,000 shares and 250,000 shares subject to the option on June 28, 2011, December 28, 2012 and June 28, 2012.

Compensation of Directors

The following table reflects compensation paid to our directors during the fiscal year ended December 31, 2010.

Director’s Compensation Table

	Fees
	Earned					Nonqualified
	or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)		($)	($)	($)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)

Hui Liu	0	23,000	25,000	(2)	0	0	0	48,000

Ping Tan	0	5,750	12,500	(3)	0	0	0	18,250

Sean Lee Heung	0	5,750	12,500	(4)	0	0	0	18,250

Ping Hai Shen	0	0	12,500	(5)	0	0	0	12,500

Minh Nguyen (1)	0	11,000	12,500	(6)	0	0	0	23,500

(1)	Minh Nguyen resigned from our company on September 3, 2010.
(2)
Ms. Lui was granted an option to purchase 100,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option vests as to 50,000 shares, 25,000 shares and 25,000 shares on June 28, 2011, December 28, 2011 and June 28, 2012, respectively.

(3)
Mr. Tan was granted an option to purchase 50,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option vests as to 1/3rd of the shares subject to the option on each of June 28, 2011, December 28, 2011 and June 28, 2012.

(4)
Mr. Heung was granted an option to purchase 50,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option vests as to 1/3rd of the shares subject to the option on each of June 28, 2011, December 28, 2011 and June 28, 2012.

(5)
Mr. Shen was granted an option to purchase 50,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option vests as to 1/3rd of the shares subject to the option on each of June 28, 2011, December 28, 2011 and June 28, 2012.

(6)
Ms. Nguyen was granted an option to purchase 50,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option vests as to 1/3rd of the shares subject to the option on each of June 28, 2011, December 28, 2011 and June 28, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 11, 2011, the total number of shares of common stock owned beneficially by (i) each named executive officer and directors of our company and (ii) each person or entity which is known by us to beneficially own more than 5% of our total outstanding shares of common stock. Percentage of beneficial ownership is based on 247,743,941 shares of common stock outstanding as of October 11, 2011. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Unless provided otherwise, the address of each person listed on the table is c/o Medical Care Technologies, Inc., Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China 10009.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent of Class

Ning C. Wu	3,125,000	(1)	1.30%

Luis Kuo	10,050,000	(2)	4.20%

Hui Liu	1,050,000	(3)	0.44%

Ping Tan	516,666	(4)	0.11%

Sean Lee Heung	266,666	(5)	0.11%

All officers and directors as a group (5 persons)	15,008,332	(6)	6.16%

Great Union Corporation	57,300,000		23.92%
Room 25, Block A, 19th Floor, Wah Lok Industrial Court, 31- 41 Shan Mei Street, Fotan, Hong Kong

(1)	Includes 125,000 shares currently exercisable pursuant to a stock option.
(2)	Includes 50,000 shares currently exercisable pursuant to a stock option.
(3)	Includes 50,000 shares currently exercisable pursuant to a stock option.
(4)	Includes 16,666 shares currently exercisable pursuant to a stock option.
(5)	Includes 16,666 shares currently exercisable pursuant to a stock option.
(6)	Includes 258,332 shares currently exercisable pursuant to a stock option.

There are no family relationships among our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2009, we have engaged in the following transactions with our directors, executive officers, holders of more than five percent of our voting securities, and affiliates of our directors, executive officers and 5% shareholders.

On November 25, 2009, we entered into the Consultancy Agreement with Ning C. Wu, our Chief Executive Officer, President and Director, as amended by the Amendment Agreement as described above.

On September 13, 2010, we entered into a CEO Amendment Agreement to the Consultancy Agreement with Ms. Wu as described above.

On February 1, 2011, we entered into the Kuo Employment Agreement with Luis Kuo, our Chief Operating Officer as described above.

On August 4, 2011, we amended Mr. Kuo Employment Agreement to provide for the issuance of 8,000,000 restricted shares of the Company’s common stock as described above.

Ms. Wu, our President and Chief Executive Officer was granted an option to purchase 500,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option will vest as to 25% of the shares subject to the option on the 6 month anniversary of the date of grant and as to 25% of the shares subject to the option on the first anniversary date of grant and the remaining 50% of the shares subject to the option eighteen months thereafter.

Ms. Lui, our Treasurer, was granted an option to purchase 100,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option will vest as to 50% of the shares subject to the option on the 6 month anniversary of the date of grant and as to 25% of the shares subject to the option on the first anniversary date of grant and the remaining 25% of the shares subject to the option eighteen months thereafter.

Mr. Kuo, our Chief Operations Officer, was granted an option to purchase 100,000 shares of our common stock on February 1, 2011 at an exercise price of $0.25 per share, which option will vest as to 50% of the shares subject to the option on the 6 month anniversary of the date of grant and as to 25% of the shares subject to the option on the first anniversary date of grant and the remaining 25% of the shares subject to the option eighteen months thereafter.

Mr. Lee Heung, our Chief Technology Officer, was granted an option to purchase 50,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option will vest as to 1/3rd of the shares subject to the option on the 6 month anniversary of the date of grant; as to 1/3rd of the shares subject to the option on the first anniversary date of grant and 1/3rd of the shares subject to the option eighteen months thereafter.

Mr. Tan, our Chief Marketing Officer, was granted an option to purchase 50,000 shares of our common stock on December 30, 2010 at an exercise price of $0.25 per share, which option will vest as to 1/3rd of the shares subject to the option on the 6 month anniversary of the date of grant; as to 1/3rd of the shares subject to the option on the first anniversary date of grant and 1/3rd of the shares subject to the option eighteen months thereafter.

On August 4, 2011, we terminated the Lock-Up Agreement with respect to Ms. Wu’s 38,000,000 shares of our common stock.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate the expenses to be paid by us in connection with this offering to be as follows.  All of the amounts shown are estimates, except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$2,500.00
SEC registration fee	$69.66
Legal fees and expenses	$1,000.00
Miscellaneous expenses	$-
Total	$3,569.66

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Malone-Bailey, LLP an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Financial Statements.

Medical Care Technologies Inc.
 (A Development Stage Company)
December 31, 2010

18

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Medical Care Technologies Inc.
(a development stage company)
Beijing, China

We have audited the consolidated balance sheets of Medical Care Technologies Inc. (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of expenses, shareholders’ equity (deficit), and cash flows for the years then ended and for the period from February 27, 2007 (Inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 16 to the financial statements, the December 31, 2010 financial statements have been restated to correct the accounting errors.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Company as of December 31, 2010 and 2009, and the results of their expenses and their cash flows for the years then ended and for the period from February 27, 2007 (Inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Medical Care Technologies Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Medical Care Technologies Inc. suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

 /s/ MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

April 1, 2011, except for Note 16 and Note 15, which are May 31, 2011 and June 24, 2011, respectively

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
	(Restated)
ASSETS

Current Assets

Cash and cash equivalents	$391	$475
Prepaid expenses	6,500	–

Total Current Assets	6,891	475

Property and equipment, net of accumulated depreciation of $40,000	10,000	–
Intangible assets, net of accumulated amortization of $476,928	–	–

Total Assets	$16,891	$475

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$77,958	$31,202
Accrued liabilities	10,112	–
Convertible note payable, net of unamortized discount of $8,503	1,573	–
Derivative liability	6,095	–
Due to related parties	59,402	25,439
Loans payable	91,113	14,000

Total Current Liabilities	246,253	70,641

Loans payable	–	56,740

Total Liabilities	246,253	127,381

Commitments and Contingency (Notes 12 and 13)

Stockholders’ Deficit

Preferred Stock, 100,000,000 shares authorized, $0.00001 par value, No shares issued and outstanding as of December 31, 2010 and 2009, respectively	–	–

Common Stock, 500,000,000 shares authorized, $0.00001 par value, 161,006,087 and 98,900,000 shares issued and outstanding as of December 31, 2010 and 2009, respectively	1,610	989

Additional Paid-in Capital	2,136,705	50,511

Deficit Accumulated During the Development Stage	(2,367,677)	(178,406)

Total Stockholders’ Deficit	(229,362)	(126,906)

Total Liabilities and Stockholders’ Deficit	$16,891	$475

(The accompanying notes are an integral part of these consolidated financial statements)

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Statements of Expenses

			Period from February 27, 2007
	For the year ended		(Inception)
	December 31,		To December 31,
	2010	2009	2010
	(Restated)		(Restated)
Expenses

General and administrative	$800,119	$68,665	$874,759
Depreciation and amortization expense	494,918	–	494,918
Management fees	896,016	15,692	911,708

Total Operating Expenses	(2,191,053)	(84,357)	(2,281,385)

Other Income (Expense)

Accretion of discount on convertible debt	(341)	–	(341)
Gain on derivative	2,749	–	2,749
Foreign currency exchange gain (loss)	(626)	(764)	(1,390)

Total Other Income (Expense)	1,782	(764)	1,018

Loss Before Discontinued Operations	(2,189,271)	(85,121)	(2,280,367)

Loss from Discontinued Operations

Discontinued operations	–	–	(87,310)
Net Loss	$(2,189,271)	$(85,121)	$(2,367,677)

Net Loss Per Common Share – Basic and Diluted:

Discontinued Operations	N/A	N/A
Continued Operations	$(0.02)	$(0.00)
Net Loss	$(0.02)	$(0.00)

Weighted Average Common Shares Outstanding–Basic and Diluted	115,922,000	82,777,000

(The accompanying notes are an integral part of these consolidated financial statements)

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

			Period from February 27, 2007
	For the year ended		(Date of Inception)
	December 31,		To December 31,
	2010	2009	2010
	(Restated)		(Restated)

Operating Activities

Net loss for the period	$(2,189,271)	$(85,121)	$(2,367,677)

Donated services and expenses	–	–	10,500
Depreciation and amortization	494,918	–	494,918
Stock-based compensation	1,481,897	–	1,481,897
Accretion of discount on convertible debt	341	–	341
Gain on derivative	(2,749)	–	(2,749)

Changes in operating assets and liabilities:
Prepaid expenses	(6,500)	–	(6,500)
Accounts payable	21,317	6,946	53,154
Accrued liabilities	10,112	(3,875)	10,112
Net Cash Used in Operating Activities	(189,935)	(82,050)	(326,004)

Financing Activities:
Proceeds from sale of common stock for cash	100,000	–	141,000
Proceeds from loans payable	20,449	70,740	91,189
Proceeds from convertible note payable	10,000	–	10,000
Due to related party	59,402	1,994	84,206
Net Cash Provided by Financing Activities	189,851	72,734	326,395

Increase (Decrease) in Cash and Cash Equivalent	(84)	(9,716)	391

Cash – Beginning of Period	475	9,791	–

Cash – End of Period	$391	$475	$391

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

Non-Cash Disclosures

Debt discount	$8,844	–	$8,844
Cancellation of shares	$573	$–	$573
Reclass of related party debt to/from accounts payable	$25,439	$–	$48,249
Shares issued for acquisition of assets	$504,918	$–	$504,918

(The accompanying notes are an integral part of these consolidated financial statements)

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)

				Deficit
				Accumulated
	Common Stock		Additional	During
		Par	Paid-in	Development
	Shares	Value	Capital	Stage	Total

Balance – February 27, 2007 (Inception)	–	$–	$–	$–	$–

Issuance of common stock for cash at $0.00001 per share to the President of the Company	57,500,000	575	4,425	–	5,000

Issuance of common stock for cash at $0.0001 per share	41,400,000	414	35,586	–	36,000

Donated services	–	–	5,000	–	5,000

Net loss for the period	–	–	–	(37,543)	(37,543)

Balance – December 31, 2007	98,900,000	989	45,011	(37,543)	8,457

Donated services	–	–	5,500	–	5,500

Net loss for the year	–	–	–	(55,742)	(55,742)

Balance – December 31, 2008	98,900,000	$989	$50,511	$(93,285)	$(41,785)

Cancellation of common stock – President of the Company	(57,500,000)	(575)	(14,425)	–	(15,000)

Issuance of common stock for cash - President of the Company	57,500,000	575	14,425	–	15,000

Net loss for the year	–	–	–	(85,121)	(85,121)

Balance – December 31, 2009	98,900,000	$989	$50,511	$(178,406)	$(126,906)

Cancellation of common stock	(57,300,000)	(573)	573	–	–

Issuance of common stock for acquisition of assets	58,695,000	587	504,331	–	504,918

Issuance of common stock for cash at $0.20 per share	500,000	5	99,995	–	100,000

Issuance of common stock for consulting services	16,635,000	166	514,921	–	515,088

Issuance of common stock for management services	38,000,000	380	835,620	–	836,000

Issuance of common stock for director fees	500,000	5	10,995	–	11,000

Issuance of common stock for business promotion services	3,826,087	38	87,962	–	88,000

Issuance of common stock for advisory services	1,250,000	13	28,737	–	28,750

Stock based compensation	–	–	3,012	–	3,012

Issuance of stock options for management and consulting services	–	–	48	–	48

Net loss for the year	–	–	–	(2,189,271)	(2,189,271)

Balance – December 31, 2010 (Restated)	161,006,087	$1,610	$2,136,705	$(2,367,677)	(229,362)

(The accompanying notes are an integral part of these consolidated financial statements)

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	Development Stage Company and Going Concern

Medical Care Technologies Inc. (the “Company”) was incorporated in the State of Nevada on February 27, 2007 under the name of “Aventerra Explorations Inc.” and changed its name to “AM Oil Resources & Technology Inc.” on December 3, 2008. On September 28, 2009, the Company incorporated Medical Care Technologies Inc. for the sole purpose of effecting a name change. On October 6, 2009, the Company effected a merger with the wholly owned subsidiary and assumed the subsidiary’s name. In conjunction with the name change, the Company has also been granted a new trading symbol of MDCE. The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “ Development Stage Entities ”.

During the year ended December 31, 2010, the Company issued 57.3 million shares of common stock in connection with the acquisition of certain software and computer equipment. The shares represented 57.6% of the total issued and outstanding shares of the Company, resulting in a change in control. This change of control will limit the utilization of our NOL carryforwards in future tax periods. The Company’s principal business now is to open and operate private children’s health clinics throughout China.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations. As at December 31, 2010, the Company has a working capital deficit of $239,362 and has accumulated losses of $2,367,677 since inception. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.	Significant Accounting Policies

a)
Basis of Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Aventerra Explorations Ltd., a company incorporated in England. All inter-company accounts and transactions have been eliminated.

b)	Reclassification Certain prior year amounts have been reclassified to conform with the current year presentation.

c)
Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, stock-based compensation, and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)	Cash and Cash Equivalents The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)	Property and Equipment Property and equipment consists of computer hardware and equipment and is recorded at cost and amortized over its estimated life on a straight-line basis:

Computer hardware	3 years
Equipment	4 years

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

f)
Intangible assets

Intangible assets consist of computer software and database for tracking patient data and communicating patient data between healthcare providers. Intangible assets acquired are initially recognized and measured at cost and is amortized on a straight-line basis over its estimated life of 3 years. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets and goodwill are reviewed annually.

g)
Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At December 31, 2010, there were 1,611,282 potential dilutive common shares. At December 31, 2009, there were no potential dilutive common shares.

h)
Financial Instruments and Fair Value Measurements

ASC 820 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, convertible note payable, loans payable and amounts due to a related party. Pursuant to ASC 820, the fair value of cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)
Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes ”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

j)
Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted ASC 830 “Foreign Currency Translation Matters ”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

k)
Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation ”, and ASC 505-50, “Equity-Based Payments to Non-Employees ” using the fair value method.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

l)
Comprehensive Income

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended December 31, 2010 and 2009, the Company had no items that represent comprehensive income.

m)
Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures ”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Asset Acquisition Agreement

a)
On January 9, 2010, the Company entered into an Asset Acquisition Agreement to acquire various computers, software, and technologies (the “assets”) held by Great Union Corporation (“Great Union”), a Hong Kong corporation. In consideration, the Company agreed to issue 57,300,000 shares of its common stock, which represents a controlling interest in Medical Care Technologies, Inc. As a result of this transaction, there was a change of control.

Based on the change in ownership, the assets were recorded based on historical basis and totaled $471,128. Pursuant to the agreement, on February 1, 2010, the Company cancelled 57,300,000 shares of common stock from the former President of the Company and issued these shares to Great Union.

The assets acquired are stated at cost and has the following remaining useful lives. Amortization is calculated using straight-line method over the remaining lives.

Computer hardware	1 year
Equipment	2 year
Computer software and database	1 year

b)
On November 25, 2008, the Company entered into a preliminary Asset Purchase Agreement (the “Agreement”) with AM Oil Resources & Technology Inc., (the “Vendor”) an unrelated company prior to the purchase of the patents, to acquire two patens for technologies that maximize oil production from existing oil wells. This Agreement was finalized on March 11, 2009. Pursuant to the Agreement, the Company recognized the acquisition of the two patents in exchange for $500,000, in the form of a payable, and 30,000,000 shares of common stock. The patents covered certain oil and gas recovery enhancement tachniques and were to expire in 2020.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Because the Company’s stock is not actively traded, the patens were valued using a discounted future cash flow model, which was based on management’s projections of future cash flows generated from the sale, license or other arrangement involving these patents. Based on the model, the patents were valued at $5,100,000 and were being amortized using the straight-line method over the life of the patents. The present value of the non-interest bearing $500,000 payable was recorded and the difference between the discounted rate and the face value was being accreted into interest expense over the life of the liability. Consequently the Company recorded a discount of $76,795 relating to the payable.

On November 17, 2009, it was determined that the patents had expired for failure to pay maintenance fees by the holder of the patents, thus leaving the patents open to the public domain. It was determined that US Patent No. 5979549 expired for failure to pay a maintenance fee on November 11, 2007 and US Patent No. 6129148 expired for failure to pay a maintenance fee on October 10, 2008. The Company did not have good and marketable title to the Assets. The Vendor did not own and failed to assign the Assets to the Company, being US Patent No. 5979549 and US Patent No. 6129148. As a result, the Vendor did not have clear title to convey ownership of the patents. Consequently, the Company never received title to these patents and due to the breach by the Vendor, the Company was never obligated to pay the $500,000 or issue the 30,000,000 shares pursuant to the Agreement. The shares and the debt were cancelled by the company and no payments the Company were made pursuant to the Agreement.

4.	Property and Equipment

	Cost $	Accumulated Depreciation $	December 31, 2010 Net Carrying Value $	December 31, 2009 Net Carrying Value $

Computer hardware	30,000	(30,000)	–	–
Equipment	20,000	(10,000)	10,000	–

	50,000	(40,000)	10,000	–

5.	Intangible asset

	Cost $	Accumulated Depreciation $	December 31, 2010 Net Carrying Value $	December 31, 2009 Net Carrying Value $

Computer software and database	476,928	(476,928)	-	–

6.	Related Party Transactions

a)
During the year ended December 31, 2010, the Company recognized $60,000 of management fees. At December 31, 2010, the Company is indebted to the President of the Company for $59,402, representing $55,000 of management fees owed and $4,402 of expenditures paid on behalf of the Company. This amount is unsecured, bears no interest and is due on demand.

b)	On September 1, 2010, the Company issued 500,000 shares of common stock to two directors of the Company at a fair value of $11,500. Refer to Notes 13(h) and 13(i).

c)
On September 2, 2010, the Company issued 1,000,000 shares of common stock to a director of the Company at a fair value of $23,000 for 1 year of service as a director of the Company commencing September 2, 2010.  Refer to Note 9(j).

d)	On September 13, 2010, the Company issued 38,000,000 shares of common stock to the President of the Company at a fair value of $836,000 for management services. Refer to Note 9(h).

e)
On December 30, 2010, the Company issued 500,000 stock options to the President of the Company at a fair value of $5,377 with an exercise price of $0.25 per shares. The 500,000 stock options are exercisable until December 30, 2020.

f)
On December 30, 2010, the Company issued an aggregate of 250,000 stock options to four directors of the Company at a fair value of $2,684 with an exercise price of $0.25 per shares. The 250,000 stock options are exercisable until December 30, 2020.

g)
At December 31, 2009, the Company was indebted to the former President of the Company for $23,445, representing expenditures paid on behalf of the Company. During the year ended December 31, 2010, the amount was reclassified to accounts payable upon the resignation of the former President.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

h)
At December 31, 2009, the Company was indebted to a former director of the Company for $1,994, representing expenditures paid on behalf of the Company. During the year ended December 31, 2010, the amount was reclassified to accounts payable upon the resignation of the former director.

7.	Loans payable

a)
On August 8, 2009, the Company received $6,032 (Cdn$6,000) and entered into a promissory note agreement. Under the terms of the note, the principal of the loan is unsecured and bears no interest if repaid by April 1, 2010. The Company failed to make the principal repayment on April 1, 2010. The note currently bears interest of 12% per annum and is payable in annual installments commencing April 1, 2011. In the event of default, the principal and all accrued interest shall be due and payable thereon.

b)
On August 9, 2009, the Company borrowed $22,000 and entered into a promissory note agreement. Under the terms of the note, the principal of the loan is unsecured and bears no interest if repaid by April 1, 2010. The Company failed to make the principal repayment on April 1, 2010. The note currently bears interest of 12% per annum and is payable in annual installments commencing April 1, 2011. In the event of default, the principal and all accrued interest shall be due and payable thereon.

c)
On August 9, 2009, the Company borrowed $28,740 and entered into a promissory note. Under the terms of the note, the principal of the loan is unsecured and bears no interest if repaid by April 1, 2010. The Company failed to make the principal repayment on April 1, 2010. The note currently bears interest of 12% per annum and is payable in annual installments commencing April 1, 2011. In the event of default, the principal and all accrued interest shall be due and payable thereon.

d)
On November 18, 2009, the Company borrowed $14,000 pursuant to a promissory note. Under the terms of the note, the principal of the loan is unsecured and bears no interest if repaid by April 1, 2010. The Company failed to make the principal repayment on April 1, 2010. The note currently bears interest of 12% per annum and is payable in annual installments commencing April 1, 2011. In the event of default, the principal and all accrued interest shall be due and payable thereon.

e)
On March 30, 2010 the Company borrowed $10,341 pursuant to a promissory note. Under the terms of the note, the principal of the loan is unsecured and bears no interest if repaid by April 1, 2010. The Company failed to make the principal repayment on April 1, 2010. The note currently bears interest of 12% per annum and is payable in annual installments commencing April 1, 2011. In the event of default, the principal and all accrued interest shall be due and payable thereon.

f)	On November 16, 2010, the Company borrowed $10,000 pursuant to a promissory note which is unsecured, bears interest at 6% per annum and due on November 16, 2011.

8.	Convertible Note Payable

On November 15, 2010, the Company entered into a Convertible Promissory Note agreement for $10,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 80% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 6% per year and the principal amount and any interest thereon are due on November 12, 2011.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $8,844 as a derivative liability and reduced the carrying value of the convertible loan to $1,156. The initial fair value of the derivative liability at November 15, 2010 of $8,844 was determined using the Black Scholes option pricing model with a quoted market price of $0.0165, a conversion price of $0.0129, expected volatility of 188%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.29%. The discount on the convertible loan is accreted over the term of the convertible loan. During the year ended December 31, 2010, the Company recorded accretion of $341 increasing the carrying value to the face value of $1,497. At December 31, 2010, accrued interest of $76 was outstanding and included in the convertible note balance on the accompanying balance sheet. The fair value of the derivative liability at December 31, 2010 was $6,095 and a gain of $2,749 was recognized on the change in fair value of the derivative liability. The fair value of the derivative liability at December 31, 2010 was determined using the Black Scholes option pricing model with a quote market price of $0.01, a conversion price of $0.0091, expected volatility of 155%, no expected dividends, an expected term of 0.87 years and a risk-free interest rate of 0.29%. On January 11, 2011, the note was converted into 1,097,141 restricted shares of common stock. Refer to Note 13(b).

9.	Common and Preferred Stock

The preferred stock may be divided into and issued in series by the Board of Directors. The Board is authorized to fix and determine the designations, rights, qualifications, preferences, limitations and terms, within legal limitations. As of December 31, 2010 and 2009, there was no preferred stock issued and outstanding.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Common stock issued during the year ended December 31, 2010:

a)	On December 6, 2010, the Company issued 100,000 shares of common stock at a fair value of $1,400 pursuant to the consulting agreement described in Note 13(s).

b)	On November 15, 2010, the Company issued 275,000 shares of common stock at a fair value of $4,538 pursuant to the consulting agreement described in Note 13(r).

c)	On November 10, 2010, the Company issued 250,000 shares of common stock at a fair value of $4,125 pursuant to the consulting agreement described in Note 13(q).

d)	On November 6, 2010, the Company issued 620,000 shares of common stock at a fair value of $10,540 pursuant to the consulting and software development agreement described in Note 13(d).

e)	On October 1, 2010, the Company issued 3,000,000 shares of common stock at a fair value of $72,000 pursuant to the consulting agreement described in Note 13(o).

f)
On September 17, 2010, the Company increased its authorized shares capital of common stock to 500,000,000 shares with par value of $0.00001. The authorized shares of preferred stock remained unchanged.

g)	On September 15, 2010, the Company issued 3,826,087 shares of common stock at a fair value of $88,000 pursuant to the agreement described in Note 13(n).

h)	On September 13, 2010, the Company issued 38,000,000 shares of common stock to the President of the Company at a fair value of $836,000 for management services. Refer to Note 6(d).

i)	On September 5, 2010, the Company issued 500,000 shares of common stock at a fair value of $11,000 pursuant to the advisory board agreement described in Note 13(m).

j)	On September 2, 2010, the Company issued 1,000,000 shares of common stock at a fair value of $23,000 to a director of the Company. Refer to Note 6(c).

k)	On September 2, 2010, the Company issued 805,000 shares of common stock at a fair value of $18,515 pursuant to the consulting agreement described in Note 13(l).

l)	On September 1, 2010, the Company issued 250,000 shares of common stock at a fair value of $5,750 pursuant to the advisory board agreement described in Note 13(k).

m)	On September 1, 2010, the Company issued 3,000,000 shares of common stock at a fair value of $69,000 pursuant to three consulting agreements described in Notes 6(b), 13(h), 13(i) and 13(j).

n)
On August 31, 2010, the Company issued 250,000 shares of common stock at a fair value of $5,500 pursuant to a consulting agreement described in Note 13(f). On December 22, 2010, the 250,000 shares of common stock were returned to the Company for cancellation as the consulting agreement was terminated.

o)	On August 31, 2010, the Company issued 705,000 shares of common stock at a fair value of $15,510 pursuant to a consulting agreement described in Note 13(g).

p)	On August 28, 2010, the Company issued 2,500,000 shares of common stock at a fair value of $70,000 pursuant to the consulting agreement described in Note 13(e).

q)	On August 16, 2010, the Company issued 775,000 shares of common stock at a fair value of $23,250 pursuant to the consulting and software development agreement described in Note 13(d).

r)
On May 18, 2010, the Company issued 2,500,000 shares of common stock at a fair value of $102,500 pursuant to a consulting agreement dated May 18, 2010. The term of the agreement is six months. Refer to Note 13(c).

s)	On May 8, 2010, the Company issued 3,500,000 shares of common stock with a fair value of $157,500 pursuant to the two consulting agreements. Refer to Notes 13(a) and (b).

t)	On February 1, 2010, 57,300,000 shares of common stock with a fair value of $471,128 were issued pursuant to the Asset Acquisition Agreement with Great Union Corporation described in Note 3(a).

u)	On February 1, 2010, 57,300,000 shares of common stock were cancelled and returned to treasury by the former President of the Company for $nil consideration.

v)
On February 1, 2010, the Company issued 500,000 units at $0.20 per unit for cash proceeds of $100,000. Each unit consists of one share of common stock of the Company and one common share purchase warrant exercisable at $0.15 per share for a period of 36 months.

Common stock issued during the year ended December 31, 2009:

t)
On February 22, 2009, 30,000,000 shares of common stock with a deemed fair value of $4,676,795 were issued pursuant to the Asset Purchase Agreement with AM Oil Resources & Technology Inc. described in Note 3(b). Because the Company’s common stock is not actively traded, the fair value of the stock was determined as the residual value of the fair value of the patent less the fair value of the note payable issued in the transaction. On September 28 2009, the 30,000,000 shares of common stock were cancelled and returned to treasury pursuant to the cancellation of the Asset Purchase Agreement.

u)
On February 22, 2009, 57,500,000 shares of common stock were cancelled and returned to treasury by the President of the Company in consideration for $15,000. As the Company did not pay the $15,000, on September 28, 2009, 57,500,000 shares of common stock were re-issued to the President of the Company.

v)
On February 18, 2009, the Company reduced the authorized shares of common stock from 1,150,000,000 shares of common stock with a par value of $0.00001 per share to 150,000,000 shares of common stock with a par value of $0.00001 per share. The authorized shares of preferred stock remained unchanged.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

10.	Stock Options

On December 30, 2010, the Company adopted a stock option plan named 2010 Stock Option Plan (the “Plan”), the purpose of which is to provide incentives to key employees, officers, directors, consultants, and agents of the Company for high levels of performance and to reward unusual efforts which increase the earnings and long-term growth of the Company. Prior to grant of options under the Plan, there were 10,000,000 shares of common stock available for issuance under the Plan.

During the year ended December 31, 2010, the Company granted 1,350,000 stock options with an exercise price of $0.25 per share. All 1,350,000 stock option are exercisable until December 30, 2020. Of the 1,350,000 stock options, 458,330 stock options vest on June 28, 2011, 383,335 stock options vest on December 28, 2011 and 508,335 stock options vest on June 28, 2012. The fair value for these stock options was estimated at the date of grant using the Black-Scholes option-pricing model assuming a weighted average expected life of 10 years, a risk-free rate of 3.38%, an expected volatility of 251%, and a 0% dividend yield. The weighted average fair value of stock options granted was $0.011 per share. During the year ended December 31, 2010, the Company recorded stock-based compensation of $32 as general and administrative expense and $16 as management fees.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value $

Outstanding, December 31, 2009 and 2008	–	–

Granted	1,350,000	0.25

Outstanding, December 31, 2010	1,350,000	0.25	10.00	–

Exercisable, December 31, 2010	–	–	–	–

A summary of the status of the Company’s non-vested stock options as of December 31, 2010, and changes during the year ended December 31, 2010, is presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value $

Non-vested at December 31, 2009 and 2008	–	–

Granted	1,350,000	0.011
Vested	–	–

Non-vested at December 30, 2010	1,350,000	0.011

At December 31, 2010, there was $14,798 of unrecognized compensation costs related to non-vested share-based compensation arrangements granted under the Plan. There was $nil intrinsic value associated with the outstanding options at December 31, 2010.

11.	Share Purchase Warrants

A summary of the changes in the Company’s share purchase warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price $

Balance, December 31, 2008 and 2009	–	–

Issued	500,000	0.15

Balance, December 30, 2010	500,000	0.15

As at December 31, 2010, the following share purchase warrants were outstanding:

Warrants	Exercise Price	Expiration Date

500,000	$0.15	January 15, 2012

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

12.	Contingent Liability

On October 13, 2009, the Company received communication from the Vendor of the Asset Purchase Agreement (Note 3(b)) which detailed the Vendor’s intention to pursue the amounts outstanding under the note payable. While the outcome of this matter is uncertain and there can be no assurance that the matter will be resolved in the Company’s favor, the Company believes that the outcome of an adverse decision in the proceeding related to this matter or any amount which it may be required to pay thereof having a material adverse impact on its financial position, results of operations or liquidity is unlikely. In determining that the patents expired prior to the signing of the Asset Purchase Agreement, the Company strongly feels that the Vendor did not have good and marketable rights or ownerships to the patents and the Company believes the claim is without merit and will defend its position. The accompanying financial statements do not reflect a liability for this contingency as the loss is not probable or reasonably estimable.

13.	Commitments

a)
On May 8, 2010, the Company entered into consulting agreement for corporate and management consulting services. Pursuant to the agreement, the Company agreed to issue 1,100,000 shares of common stock registered under an S-8 registration statement. The Company will issue 500,000 shares (the “Retainer Shares”) upon the execution of the agreement, and the remaining 600,000 shares upon the written approval by the Company of services rendered by the consultant, which services shall be described in writing and presented by consultant to the Company before the expiration of the agreement. The term of the agreement is 60 days commencing the date the Retainer Shares are delivered to the consultant. On May 8, 2010, the Company issued 500,000 shares at a fair value of $22,500.

b)
On May 8, 2010, the Company entered into consulting agreement for website consulting services. Pursuant to the agreement, the Company agreed to issue 3,800,000 shares of common stock registered under an S-8 registration statement. The Company will issue 3,000,000 shares (the “Retainer Shares”) upon the execution of the agreement, and the remaining 800,000 shares upon the delivery by the consultant of a new website for the Company. The term of the agreement is 60 days commencing the date the Retainer Shares are delivered to the consultant. On January 5, 2011, the Company filed an S-8 registration statement. On May 8, 2010, the Company issued 3,000,000 shares at a fair value of $135,000.

c)
On May 18, 2010, the Company entered into a consulting agreement for information technology consulting services. Pursuant to the agreement, the Company agreed to issue 2,500,000 restricted shares of common stock of the Company. The term of the agreement is six months.  On May 18, 2010, the Company issued 2,500,000 shares at a fair value of $102,500 to the consultant.

d)
On May 18, 2010, the Company entered into a consulting and software development agreement pursuant to which the contractor agreed to build a secure software information platform for the Company in consideration for 1,395,000 shares of common stock, registered under an S-8 registration statement. The 1,395,000 shares are issuable as follow: 775,000 shares upon the completion of the design and development of the software (“Phase I”) and 620,000 shares upon the implementation of the software (“Phase II”). On August 16, 2010, Phase I was completed and the Company issued 775,000 shares of common stock at a fair value of $23,250. On November 6, 2010, Phase II was completed and the Company issued 620,000 shares of common stock at a fair value of $10,540.

e)
On August 28, 2010, the Company entered into an agreement for business advisory and consulting services pursuant to which the Company agreed to issue 500,000 restricted shares of common stock of the Company as consideration for entering in the agreement and 2,000,000 shares for consulting services. The Company will also issue 250,000 stock options upon the implementation of an incentive stock option plan by the Company. In the event that a financing transaction is arranged using a source first introduced to the Company by the consultant, the Company will pay an advisory fee at closing equal to 7% of the gross proceeds received by the Company. The term of the agreement is 18 months. On August 28, 2010, the Company issued 2,500,000 shares at a fair value of $70,000. On December 30, 2010, the Company adopted a stock option plan and issued 250,000 stock options to the consultant.

f)
On August 31, 2010, the Company entered into a consulting agreement for information technology consulting services. Pursuant to the agreement, the Company agreed to i) issue 250,000 shares of common stock; ii) grant 50,000 stock options which entitles the holder to purchase 50,000 shares of Company’s common stock upon the implementation of an incentive stock option plan by the Company. The term of the agreement is twelve months. On August 31, 2010, the Company issued 250,000 shares at a fair value of $5,500. On December 22, 2010, the Company terminated the agreement as the consultant did not provide the services to the Company. The 250,000 shares of common stock were returned to the Company for cancellation.

g)
On August 31, 2010, the Company entered into an administrative services agreement. Pursuant to the agreement, the Company agreed to issue 705,000 shares of common stock registered under an S-8 registration statement. The term of the agreement is one year. On August 31, 2010, the Company issued 705,000 shares at a fair value of $15,510.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

h)
On September 1, 2010, the Company entered into a consulting agreement for public relations and marketing services. Pursuant to the agreement, the Company agreed to issue 250,000 shares of common stock and 50,000 stock options which entitle the holder to purchase 50,000 shares of common stock. The agreement may be terminated at any time by either party. On September 1, 2010, the Company issued 250,000 shares of common stock at a fair value of $5,750. On December 30, 2010, the Company adopted a stock option plan and issued 50,000 stock options to the consultant.

i)
On September 1, 2010, the Company entered into a consulting agreement for information technology consulting services. Pursuant to the agreement, the Company agreed to issue 250,000 shares of common stock and 50,000 stock options which entitle the holder to purchase 50,000 shares of common stock. The agreement may be terminated at any time by either party. On September 1, 2010, the Company issued 250,000 shares of common stock at a fair value of $5,750. On December 30, 2010, the Company adopted a stock option plan and issued 50,000 stock options to the consultant.

j)
On September 1, 2010, the Company entered into a consulting agreement related to strategic, planning, reporting and other general business consultation for its operations in the United States and China. Pursuant to the agreement, the Company agreed to issue 2,500,000 restricted shares of common stock of the Company. In addition, if the consultant is materially involved in a completed merger and acquisition (the “Transaction”) with a company introduced by the Company, the Company agrees to pay the consultant 5% of the total value of the Transaction in the same ratio of cash and/or stock as the Transaction. If the consulting is materially involved in a completed Transaction with a company introduced by the consultant, the Company agrees to pay the consultant 10% of the total value of the Transaction in the same ratio of cash and/or stock as the Transaction. The term of the agreement is 1 year and may be renewed for an additional one year. On September 1, 2010, the Company issued 2,500,000 shares at a fair value of $57,500 to the consultant.

k)
On September 1, 2010, the Company into an advisory board agreement pursuant to which the Company agreed to issue 250,000 restricted shares of common stock of the Company and 50,000 stock options. The advisor will devote up to 8 days in each twelve month period. The agreement may be terminated at any time by either party. On September 1, 2010, the Company issued 250,000 shares of common stock at a fair value of $5,750. On December 30, 2010, the Company adopted a stock option plan and issued 50,000 stock options to the advisor.

l)
On September 2, 2010, the Company entered into an administrative services agreement. Pursuant to the agreement, the Company agreed to issue 805,000 shares of common stock registered under an S-8 registration statement. The term of the agreement is one year. On September 2, 2010, the Company issued 805,000 shares at a fair value of $18,515.

m)
On September 5, 2010, the Company into an advisory board agreement pursuant to which the Company agreed to issue 500,000 restricted shares of common stock of the Company and 50,000 stock options. The advisor will devote up to 8 days in each twelve month period. The agreement may be terminated at any time by either party. On September 5, 2010, the Company issued 500,000 shares of common stock at a fair value of $11,000. At December 30, 2010, the Company adopted a stock option plan and issued 50,000 stock options.

n)
On September 15, 2010, the Company entered into an agreement with Accredited Members, Inc. (“AMI”), pursuant to which the Company will create and post a corporate profile on AMI’s community website which provides AMI’s members a channel to present information regarding their business to other members. Under the terms of the agreement, the Company agreed to pay $1,000 per month and issue $88,000 worth of restricted shares of common stock of the Company within 20 days of the signing of the agreement. If at the end of the 180-day restricted stock period (covered under Rule 144), the shares of common stock of the Company are valued at less than $88,000 (based on the lesser of the closing bid price at the 180 day mark or the trailing 20 day closing bid average), the Company will issue additional shares to equal the original $88,000 stock value at the start of the agreement. On September 15, 2010, the Company issued 3,826,087 shares of common stock at a fair value of $88,000.

o)
On October 1, 2010, the Company entered into a business advisory and consulting agreement pursuant to which the Company agreed to issue 3,000,000 shares of common stock registered under an S-8 registration statement. The term of the agreement is one year and fifteen days. On October 1, 2010, the Company issued 3,000,000 shares at a fair value of $72,000.

p)
On October 22, 2010, the Company signed a proposed term sheet for a $50,000 convertible debenture. According to the term sheet, the convertible debenture is due 9 months after issuance, bears interest at 8% per annum and is convertible at 39.9% discount of the average of the lowest 3 trading prices during the 10 trading day period ended on trading day prior to the date of the conversion. The debenture holder will be limited to convert no more than 4.99% of the issued and outstanding common stock of the Company at time of conversion at any one time.  The Company issued a convertible promissory note on February 1, 2011 for $50,000 and received net proceeds of $47,000. Refer to Note 15(f).

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

q)
On November 10, 2010, the Company entered into a consulting agreement pursuant to which the Company agreed to issue 250,000 restricted shares of common stock of the Company. The term of the agreement is 4 months. On November 10, 2010, the Company issued 250,000 shares at a fair value of $4,125.

r)
On November 15, 2010, the Company entered into an administrative services agreement. Pursuant to the agreement, the Company agreed to issue 1,100,000 shares of common stock registered under an S-8 registration statement. The term of the agreement is one year. The 1,100,000 shares are payable as follows: 275,000 upon the execution of the agreement; 275,000 shares on February 15, 2011; 275,000 shares on May 15, 2011 and; 275,000 shares on August 15, 2011. On November 15, 2010, the Company issued 275,000 shares at a fair value of $4,538.

s)
On December 6, 2010, the Company entered into a consulting agreement for consulting services related to development, modification, packaging and marketing of certain consumer products acquired by the Company. Under the terms of the agreement, the Company agreed to issue 500,000 restricted shares of common stock of the Company, payable as follows: i) 100,000 shares upon execution of the agreement; ii) 100,000 shares on March 1, 2011; iii) 150,000 shares on August 1, 2011 and; iv) 150,000 shares on January 1, 2012. The term of the agreement is 24 months from the effective date of the agreement. On December 6, 2010, the Company issued 100,000 shares at a fair value of $1,400.

14.	Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31, 2010	December 31, 2009

Income tax recovery at statutory rate	$766,245	$29,792
Permanent differences	(691,043)	–
Temporary differences	140	140
Valuation allowance change	(75,342)	(29,932)

Provision for income taxes	$–	$–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from components of deferred income tax assets and liabilities at December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009
Deferred income tax assets:
Net operating loss carryforward	$133,700	$58,350
Valuation allowance	(133,700)	(58,350)

Net deferred income tax asset	$–	$–

The Company has a net operating loss carryforward of approximately $382,000 available to offset taxable income in future years which expires in fiscal 2029. However, a 100% valuation allowance was established since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

15.	Subsequent Events

a)
On January 5, 2011, the Company file an S-8 Registration Statement to reserve 10,000,000 shares of common stock for its 2010 Stock Option Plan as described in Note 10 and to register 7,000,000 shares of common stock issued to various consultant pursuant to consulting agreements as described in Notes 13(d), (g), (l), (o) and (r).

b)	On January 11, 2011, the Company issued 1,097,141 restricted shares of common stock upon the conversion of the convertible note as described in Note 8.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

c)
On January 31, 2011, the Company issued 3,000,000 shares of common stock under the S-8 Registration Statement filed on January 5, 2011 pursuant to the business advisory and consulting agreement as described in Note 13(o).

d)
On February 1, 2011, the Company entered into an Executive Officer Employment Agreement with its Chief Operating Officer. Pursuant to the agreement, the Company agreed to pay a base compensation to be determined at such time when the Company secures a major financing in excess of $1,000,000. The Company will also issue 2,000,000 restricted shares of common stock for the first year of service. The Company will determine the stock based compensation for subsequent years 30 days prior to the anniversary date of the agreement. The term of the agreement is 36 months and the agreement is automatically renewable for successive one year.

e)
On February 1, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $50,000. On February 7, 2011, Asher executed the purchase agreement and funded the Company pursuant to the terms thereof. The Company received net proceeds from the issuance of the Note in the amount of $47,000. The Note, which is due on November 3, 2011, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from February 1st at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion.

f)
On February 8, 2011, the Company issued 3,500,000 shares of common stock under the S-8 Registration Statement filed on January 5, 2011 pursuant to the consulting agreements as described in Notes 13(a) and (b).

g)
On February 16, 2011, the Company issued 275,000 shares of common stock under the S-8 Registration Statement filed on January 5, 2011 pursuant to the administrative services agreement as described in Note 13(r).

h)
On March 11, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $32,500. On March 21, 2011, Asher executed the purchase agreement and funded the Company pursuant to the terms thereof. The Company received net proceeds from the issuance of the Note in the amount of $30,000. The Note, which is due on December 14, 2011, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from March 11 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion.

i)
On April 1, 2011, the Company entered into a Form of Amended and Restated Information Technology Services Agreement to amend and extend the May 18, 2010 consulting and software development agreement pursuant to which the contractor agreed to build a secure software information platform for the Company. In consideration for the incremental software development services agreed upon, on April 28, 2011, the Company issued 1,900,000 shares of common stock, registered under the S-8 Registration Statement filed on January 5, 2011.

j)
On April 15, 2011, the Company entered into an Agreement for Services with Virmmac, LLC (“Virmmac”) for a period of ninety days whereby Virmmac is to provide the Company with various investor relations services. Pursuant to the Agreement, the Company agreed to pay Virmmac a monthly cash payment of $2,500 and a total of $30,000 worth of restricted common shares of the Company to be paid in increments of $10,000 and to be based on the closing price of the Company’s common shares on the last trading day of the month. On May 12, 2011, the Company issued 588,235 restricted common shares and on June 8, 2011, the Company issued 502,513 restricted common shares to Virmmac pursuant to the Agreement.

k)
On April 28, 2011, the Company entered into a Joint Venture Master Agreement with Ocean Wise International Industrial Limited, a company established in Hong Kong (“Ocean Wise”), pursuant to which the Company and Ocean Wise created a new Hong Kong company called ReachOut Holdings Limited. ReachOut was then to establish a subsidiary in Dongguan, China. ReachOut subsidiary was established to provide high quality pediatric healthcare in Dongguan, China In consideration for its interest in the Hong Kong company, the Company contributed $167,500 for its 65% ownership interest and Ocean Wise contributed $90,195 for its 35% interest. The Company agreed to provide medical/healthcare software technology, the training of the software and any technological requirements in order for ReachOut to operate the software. The Company has the right to appoint two of the three directors to the Board of ReachOut. Profits will be distributed in accordance with the shareholders' respective equity ownership only when accumulated losses are replenished.

The $167,500 paid by the Company was lent to the Company by 6 persons living in Hong Kong and Ocean Wise. The notes, ranging in principal amounts from $10,000 to $35,000, are due on demand after December 4, 2011. Interest accrues on the outstanding principal loan amounts at the rate of 6% per annum.  The holder has the right to convert all or any portion of his note to shares at a discount of 38.5% of the closing bid price of the Company's stock on the conversion notice is received by the Company. The notes were all converted by the holders thereof into an aggregate of 19,475,016 shares in May 2011.

l)
On May 10, 2011, and pursuant to an April 18,2011 administrative services agreement, the Company issued 1,800,000 shares of common stock registered under the January 5, 2011 S-8 Registration Statement.

m)
On May 10, 2011, the Company entered into a management advisory services agreement with a consultant for an initial period of one year. In consideration for such services, the Company is required to make payments of $25,000 per quarter as well as any out-of-pocket expenses. In the event that the Company is unable to make such payments, they are given the option to issue shares for such services totaling 7,500,000.

n)
On June 2, 2011, the Company filed an S-8 Registration Statement to register 21,000,000 shares of common stock. On June 2, 2011, the Company issued 7,500,000 shares of common stock under the S-8 Registration Statement pursuant to a May 16, 2011 consulting agreement.

o)	On June 9, 2011, the Company issued 5,000,000 shares of restricted common stock to a consultant pursuant to a May 16, 2011 consulting agreement which are subject to a one year hold period.

p)	On June 9, 2011, the Company issued 1,250,000 shares of common stock in connection with the conversion of a $10,000 convertible note.

q)
On June 16, 2011, the Company issued 500,000 shares of restricted common stock to two consultants pursuant to a May 16, 2011 consulting agreement. The stock-based awards will be fair valued and recognized as expense over the service period of two years.

r)	On June 17, 2011, the Company issued 3,500,000 shares of common stock pursuant to an April 1, 2011 management services agreement under the June 2, 2011 S-8 Registration Statement.

s)	On June 20, 2011, the Company issued 2,500,000 shares of common stock pursuant to an April 1, 2011 administrative services agreement under the June 2, 2011 S-8 Registration Statement.

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

16.       Restatement

The Company identified several errors relating to the accounting of share-based compensation to non-employees. During the year ended December 31, 2010, the Company entered into various consulting and software development agreements, which awarded shares to non-employees, but no compensation was recorded. In connection with one of these agreements, the Company had erroneously accrued $55,800 at December 31, 2010, which represented the cash settlement provision in the agreement. After further review, the Company has determined that the fair value of the 1,395,000 shares of common stock should have been recorded upon the completion of services or when the shares were fully vested, which occurred prior to December 31, 2010.

The effect of the restatement is to increase net loss by $249,064 for the year ended December 31, 2010. Net loss per share for the year ended December 31, 2010 was unchanged.

The following tables reflect the adjustment and restated amounts:

	December 31, 2010
	As Reported	Adjustment		As Restated
Consolidated Balance Sheet

Liabilities
Accounts payable	$133,758		$(55,800)	$77,958

Stockholders’ Equity (Deficit)
Common Stock, 150,000,000 shares authorized, $0.00001 par value, 160,436,087 and 98,900,000 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	1,513		97	1,610
Additional Paid-in Capital	1,831,938		304,767	2,136,705
Deficit Accumulated During the Development Stage	(2,118,613)		(249,064)	(2,367,677)
Total Stockholders’ Deficit	(285,162)		55,800	(229,362)
Total Liabilities and Stockholders’ Deficit	$16,891	$		$16,891

	For the Year Ended December 31, 2010
	As Reported	Adjustment	As Restated
Consolidated Statement of Operations

Expenses
Amortization	$516,928	$(22,010)	$494,918
General and Administrative	529,045	271,074	800,119

Total Expenses	(1,941,989)	(249,064)	(2,191,053)

Loss before Discontinued Operations	(1,940,207)	(249,064)	(2,189,271)

Net Loss	$(1,940,207)	$(249,064)	$(2,189,271)
Net Loss Per Share - Basic and Diluted	$(0.02)	$-	$(0.02)

	Period from February 27, 2007 (Date of Inception) to December 31, 2010
	As Reported	Adjustment	As Restated
Consolidated Statement of Operations

Expenses
Amortization	$516,928	$(22,010)	$494,918
General and Administrative	603,685	271,074	874,759

Total Expenses	(2,032,321)	(249,064)	(2,281,385)

Loss before Discontinued Operations	(2,031,303)	(249,064)	(2,280,367)

Net Loss	$(2,118,613)	$(249,064)	$(2,367,677)

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

	For the Year Ended December 31, 2010
	As Reported	Adjustment	As Restated
Consolidated Statement of Cash Flows

Operating Activities

Net loss for the period	$(1,940,207)	$(249,064)	$(2,189,271)

Depreciation	516,928	(22,010)	494,918

Stock-based compensation	1,210,823	271,074	1,481,897

Change in operating assets and liabilities:
Accounts payable	77,117	(55,800)	21,317

Investing Activities

Purchase of fixed assets	(55,800)	55,800	–

	Period from February 27, 2007 (Date of Inception) to December 31, 2010
	As Reported	Adjustment	As Restated
Consolidated Statement of Cash Flows

Operating Activities

Net loss for the period	$(2,118,613)	$(249,064)	$(2,367,677)

Depreciation	516,928	(22,010)	494,918

Stock-based compensation	1,210,823	271,074	1,481,897

Change in operating assets and liabilities:
Accounts payable	108,954	(55,800)	53,154

Investing Activities

Purchase of fixed assets	(55,800)	55,800	–

Medical Care Technologies Inc.
(A Development Stage Company)
June 30, 2011

Index
Consolidated Balance Sheets	F-1

Consolidated Statements of Expenses	F-2

Consolidated Statements of Cash Flows	F-3

Consolidated Statement of Stockholders’ Equity (Deficit)	F-4 to F-5

Notes to the Consolidated Financial Statements	F-6 to F-16

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current Assets

Cash and cash equivalents	$24,195	$391
Prepaid expenses	317,896	6,500

Total Current Assets	342,091	6,891

Property and equipment, net of accumulated depreciation of $15,000 and $40,000 respectively	5,000	10,000
Deferred financing costs	6,894	–

Total Assets	$353,985	$16,891

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$45,635	$77,958
Accrued liabilities	25,868	10,112
Convertible note payable, net of unamortized discount of $106,394 and $ respectively'	151,595	1,573
Derivative liability	116,387	6,095
Due to related parties	65,357	59,402
Loans payable	81,225	91,113

Total Liabilities	486,067	246,253

Commitments and Contingency (Notes 1, 8 and 9)

Subsequent Events (Note 10)

Stockholders’ Deficit

Preferred Stock: 100,000,000 shares authorized, $0.00001 par value, No shares issued and outstanding as of June 30, 2011 and December 31, 2010	–	–

Common Stock: 500,000,000 shares authorized, $0.00001 par value, 213,018,992 and 161,006,087 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	2,130	1,610

Additional Paid-in Capital	3,097,670	2,136,705

Deficit Accumulated During the Development Stage	(3,326,031)	(2,367,677)

Total Stockholders’ Deficit	(226,231)	(229,362)

Non-controlling Interest	94,149	–

Stockholder's Total Deficit	(132,082)	(229,362)

Total Liabilities and Stockholders’ Deficit	$353,985	$16,891

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-1

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Statements of Expenses

					Period from
					February 27, 2007
	For the Three Months Ended		For the Six Months Ended		(Inception)
	June 30,		June 30,		to June 30,
	2011	2010	2011	2010	2011

Expenses

General and administrative	$437,136	$298,077	$504,153	$333,689	$1,378,912
Depreciation and amortization expense	6,960	115,282	9,460	230,564	504,378
Management fees	131,287	15,000	176,096	30,000	1,087,804

Total Operating Expenses	(575,383)	(428,359)	(689,709)	(594,253)	(2,971,094)

Other Income (Expense)

Interest expense	(175,035)	–	(187,404)	–	(187,745)
Loss on derivative	(69,900)	–	(70,829)	–	(68,080)
Loss on settlement of debt	(13,750)	–	(13,750)	–	(13,750)
Foreign currency exchange gain (loss)	39	362	(3)	125	(1,393)

Total Other Income (Expense)	(258,646)	362	(271,986)	125	(270,968)

Loss Before Discontinued Operations	(834,029)	(427,997)	(961,695)	(594,128)	(3,242,062)

Loss from Discontinued Operations	–	–	–	–	(87,310)

Net Loss	$(834,029)	$(427,997)	$(961,695)	$(594,128)	$(3,329,372)

Net Loss attributable to non-controlling interest	1,888	–	3,341	–	3,341

Net Loss Attributable to Medical Care Technologies Inc.	$(832,141)	$(427,997)	$(958,354)	$(594,128)	$(3,326,031)

Net Loss Per Common Share – Basic and Diluted available to Medical Care Technologies Inc.:

Discontinued Operations	N/A	N/A	N/A	N/A
Continued Operations	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Net Loss	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding –Basic and Diluted	184,755,000	102,620,000	174,076,000	100,930,000

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

			Period from
			February 27, 2007
	For the Six Months Ended		(Date of Inception)
	June 30,		to June 30,
	2011	2010	2011

Cash Flows from Operating Activities
Net loss	$(961,695)	$(594,128)	$(3,329,372)
Adjustment to reconcile net loss to net cash used in operating activities:
Donated services and expenses	–	–	10,500
Depreciation and amortization	9,460	230,564	504,378
Stock-based compensation	523,975	260,000	2,005,872
Accretion of discount on convertible debt	177,756	–	178,097
Loss on derivative	70,829	–	68,080
Loss on settlement of debt	13,750	–	13,750
Amortization of debt financing costs	3,606	–	3,606

Changes in operating assets and liabilities:
Prepaid expenses	(52,466)	(45,500)	(58,966)
Accounts payable	22,677	25,308	75,651
Accrued liabilities	16,357	4,923	26,469
Net Cash Used in Operating Activities	(175,751)	(118,833)	(501,755)

Cash Flows from Financing Activities:
Proceeds from sale of common stock for cash	–	100,000	141,000
Proceeds from loans payable	–	9,977	91,189
Proceeds from convertible note payable	192,000	–	202,000
Due to related party	5,955	9,566	90,161
Contributions from non-controlling interest	1,600	–	1,600
Net Cash Provided by Financing Activities	199,555	119,543	525,950

Increase in Cash and Cash Equivalent	23,804	710	24,195

Cash – Beginning of Period	391	475	–

Cash – End of Period	$24,195	$1,185	$24,195

Supplemental Disclosures:
Interest paid	–	–	–
Income taxes paid	–	–	–

Non-Cash Disclosures:
Debt discount	$108,130	$–	$116,974
Cancellation of shares	–	–	573
Conversion of derivative liability	236,167	–	236,167
Reclassification of related party debt to/from accounts payable	–	23,445	48,249
Shares issued for acquisition of assets	–	471,128	504,918
Shares issued upon conversion of convertible debt and accrued interest	$177,593	$–	$177,593

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

Medical Care Technologies Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)

				Deficit
				Accumulated
	Common Stock		Additional	During	Non–
			Paid-in	Development	Controlling
	Shares	Amount	Capital	Stage	Interest	Total
Balance – February 27, 2007 (Inception)	–	$–	$–	$–	$–	$–

Issuance of common stock for cash at $0.00001 per share to the President of the Company	57,500,000	575	4,425	–	–	5,000

Issuance of common stock for cash at $0.0001 per share	41,400,000	414	35,586	–	–	36,000

Donated services	–	–	5,000	–	–	5,000

Net loss for the period	–	–	–	(37,543)	–	(37,543)

Balance – December 31, 2007	98,900,000	989	45,011	(37,543)	–	8,457

Donated services	–	–	5,500	–	–	5,500

Net loss for the year	–	–	–	(55,742)	–	(55,742)

Balance – December 31, 2008	98,900,000	$989	$50,511	$(93,285)	$–	$(41,785)

Cancellation of common stock – President of the Company	(57,500,000)	(575)	(14,425)	–	–	(15,000)

Issuance of common stock for cash – President of the Company	57,500,000	575	14,425	–	–	15,000

Net loss for the year	–	–	–	(85,121)	–	(85,121)

Balance – December 31, 2009	98,900,000	$989	$50,511	$(178,406)	$–	$(126,906)

Cancellation of common stock	(57,300,000)	(573)	573	–	–	–

Issuance of common stock for acquisition of assets	58,695,000	587	504,331	–	–	504,918

Issuance of common stock for cash at $0.20 per share	500,000	5	99,995	–	–	100,000

Issuance of common stock for consulting services	16,635,000	166	514,921	–	–	515,087

Issuance of common stock for management services	38,000,000	380	835,620	–	–	836,000

Issuance of common stock for director fees	500,000	5	10,995	–	–	11,000

Issuance of common stock for business promotion services	3,826,087	38	87,962	–	–	88,000

Issuance of common stock for advisory services	1,250,000	13	28,737	–	–	28,750

Stock-based compensation	–	–	3,012	–	–	3,012

Issuance of stock options	–	–	48	–	–	48

Net loss for the year	–	–	–	(2,189,271)	–	(2,189,271)

Balance – December 31, 2010	161,006,087	$1,610	$2,136,705	$(2,367,677)	$–	$(229,362)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

				Deficit
				Accumulated
	Common Stock		Additional	During	Non–
			Paid-in	Development	Controlling
	Shares	Amount	Capital	Stage	Interest	Total

Balance – December 31, 2010	161,006,087	$1,610	$2,136,705	$(2,367,677)	$–	$(229,362)

Issuance of common stock for consulting services	21,300,000	213	338,032	–	–	338,245

Issuance of common stock upon conversion of convertible debt	20,572,157	206	177,387	–	–	177,593

Issuance of common stock for promissory note	1,250,000	12	23,738	–	–	23,750

Issuance of common stock for management services	3,500,000	35	52,465	–	–	52,500

Issuance of common stock for administrator services	4,300,000	43	61,757	–	–	61,800

Issuance of common stock for business promotion services	1,090,748	11	19,989	–	–	20,000

Conversion feature on convertible debt	–	–	236,167	–	–	236,167

Stock-based compensation	–	–	51,430	–	–	51,430

Net loss for the period	–	–	–	(958,354)	(3,341)	(961,695)

Contribution from non-controlling interest	–	–	–	–	97,490	97,490

Balance – June 30, 2011 (unaudited)	213,018,992	$2,130	$3,097,670	$(3,326,031)	$94,149	$(132,082)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	Nature of Operations and Continuance of Business

Medical Care Technologies Inc. (the “Company”) was incorporated in the State of Nevada on February 27, 2007 under the name of “Aventerra Explorations Inc.” and changed its name to “AM Oil Resources & Technology Inc.” on December 3, 2008. On September 28, 2009, the Company incorporated Medical Care Technologies Inc. for the sole purpose of effecting a name change. On October 6, 2009, the Company effected a merger with the wholly owned subsidiary and assumed the subsidiary’s name. In conjunction with the name change, the Company has also been granted a new trading symbol of MDCE. The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

Basis of Presentation

These accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s December 31, 2010 Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end December 31, 2010 as reported on Form 10-K, have been omitted.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations. As at June 30, 2011, the Company has a working capital deficit of $143,976 and has accumulated losses of $3,326,031 since inception. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Aventerra Explorations Ltd, a company incorporated in England, and the accounts of an incorporated venture, ReachOut Holdings Limited, in which the Company holds a 65% interest and maintains majority voting control. All inter-company accounts and transactions have been eliminated.

The Company entered into a joint venture agreement, pursuant to which the Company and the joint venture partner incorporated a new Hong Kong company on March 18, 2011 called ReachOut Holdings Limited for the purpose of operating children’s healthcare centers.

Reclassification

Certain prior year amounts have been reclassified to conform with the current year presentation.

Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have impact on its financial position or results of operations.

F-6

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2.	Related Party Transactions

a)
During the six months ended June 30, 2011, the Company recognized $30,000 of management fees for the President of the Company. At June 30, 2011, the Company is indebted to the President of the Company for $59,595. This amount is unsecured, bears no interest and is due on demand.

b)
On February 1, 2011, the Company entered into an employment agreement with its Chief Operating Officer (“COO”). Pursuant to the agreement, the Company granted 2,000,000 shares of common stock for the first year of service at a fair value of $28,000 based on the quoted market price of the stock on the date of grant.  This grant is for the first year of service.  The term of the agreement is 36 months and the agreement is automatically renewable for successive one year.  Refer to Note 4(c).

At June 30, 2011, the Company is indebted to the COO of the Company for $5,762 for expenses paid on behalf of the Company. This amount is unsecured, bears no interest and is due on demand.

c)
On February 1, 2011, the Company issued 100,000 stock options to the COO with an exercise price of $0.25 per share. The 100,000 stock options are exercisable until February 1, 2021.  50,000 vest on August 1, 2011, 25,000 vest on January 1, 2012 and 25,000 stock options vest on August 1, 2012.  The fair value for these stock options was estimated at the date of grant using the Black-Scholes options-pricing model assuming a weighted average expected life of 10.1 years, a risk-free rate of 3.48%, an expected volatility of 250%, and a 0% dividend yield.  The weighted fair value of stock options was $0.014 per share.  During the six months ended June 30, 2011, the Company recorded stock-based compensation of $833 as management fees.

3.	Convertible Notes Payable

a)
On November 15, 2010, the Company entered into a Convertible Promissory Note agreement for $10,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 80% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 6% per year and the principal amount and any interest thereon are due on November 12, 2011.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $8,844 as a derivative liability and reduced the carrying value of the convertible loan to $1,156. The initial fair value of the derivative liability at November 15, 2010 of $8,844 was determined using the Black Scholes option pricing model with a quoted market price of $0.0165, a conversion price of $0.0129, expected volatility of 188%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.29%. The discount on the convertible loan is accreted over the term of the convertible loan.

F-7

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

On January 11, 2011, the Company issued 1,097,141 restricted shares of common stock upon the conversion of the principal amount of $10,000 and accrued interest of $93. Before the conversion of the note on January 11, 2011, the Company recorded accretion of $108 and accrued interest of $18. Upon the conversion of the note, the Company recognized the unamortized discount of $8,395 as interest expense. The fair value of the derivative liability at January 11, 2011 was $7,024 and a loss of $929 was recognized on the change in fair value of the derivative liability. The fair value of the derivative liability at January 11, 2011 was determined using the Black Scholes option pricing model with a quote market price of $0.0115, a conversion price of $0.0092, expected volatility of 150%, no expected dividends, an expected term of 0.84 years and a risk-free interest rate of 0.28%.

b)
On February 1, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $50,000. On February 7, 2011, Asher executed the purchase agreement and funded the Company pursuant to the terms thereof. The Company received net proceeds from the issuance of the Note in the amount of $47,000 and incurred debt financing costs of $3,000, which will be amortized over the term of the Note. The Note, which is due on November 3, 2011, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from February 1st at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The derivative treatment would not become applicable until the Note becomes convertible on July 31, 2011.

The conversion price is reduced when the Company issues or grants i) any shares of its common stock, or ii) any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, or iii) other securities convertible into or exchangeable for common stock, in each case for consideration (or with a conversion price) per common share less than the conversion price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration. Upon the issuance or sale of such equity securities, the conversion price shall (until another such issuance or sale) be reduced to the price equal to the price (or conversion price) of any such securities or instruments.

At any time during the period beginning on February 1, 2011 (issue date) and ending on the 90th day following the issue date, the Company has the option to redeem this note and pay the note holder 150% of the unpaid principal and accrued interest. At any time during the period beginning on the 91st day from the issue date and ending on the 180th day following the issue date, the Company has the option to redeem this note and pay the note holder 175% of the unpaid principal and accrued interest. There is no right to repay after the 181th day of issuance.

c)
On March 11, 2011, the Company entered into a Securities Purchase Agreement with Asher for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $32,500. The Company received net proceeds from the issuance of the Note in the amount of $30,000 and incurred debt financing costs of $2,500, which will be amortized over the term of the Note. The Note, which is due on December 14, 2011, bears interest at the rate of 8% per annum. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof until the same is paid. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from March 11, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The derivative treatment would not become applicable until the Note becomes convertible on September 7, 2011.

The Conversion Price is reduced when the Company issues or grants i) any shares of its common stock, or ii) any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, or iii) other securities convertible into or exchangeable for common stock, in each case for consideration (or with a conversion price) per common share less than the conversion price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration. Upon the issuance or sale of such equity securities, the conversion price shall (until another such issuance or sale) be reduced to the price equal to the price (or conversion price) of any such securities or instruments.

At any time during the period beginning on March 11, 2011 (issue date) and ending on the 90th day following the issue date, the Company has the option to redeem this note and pay the note holder 150% of the unpaid principal and accrued interest. At any time during the period beginning on the 91st day from the issue date and ending on the 180th day following the issue date, the Company has the option to redeem this note and pay the note holder 175% of the unpaid principal and accrued interest. There is no right to repay after the 181th day of issuance.

F-8

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

d)
On April 12, 2011, the Company entered into a Securities Purchase Agreement with Asher for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $32,500. The Company received net proceeds from the issuance of the Note in the amount of $30,000 and incurred debt financing costs of $2,500, which will be amortized over the term of the Note. The Note, which is due on January 18, 2012, bears interest at the rate of 8% per annum. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof until the same is paid. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from April 12, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The derivative treatment would not become applicable until the Note becomes convertible on October 9, 2011.

The Conversion Price is reduced when the Company issues or grants i) any shares of its common stock, or ii) any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, or iii) other securities convertible into or exchangeable for common stock, in each case for consideration (or with a conversion price) per common share less than the conversion price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration. Upon the issuance or sale of such equity securities, the conversion price shall (until another such issuance or sale) be reduced to the price equal to the price (or conversion price) of any such securities or instruments.

At any time during the period beginning on April 12, 2011 (issue date) and ending on the 90th day following the issue date, the Company has the option to redeem this note and pay the note holder 150% of the unpaid principal and accrued interest. At any time during the period beginning on the 91st day from the issue date and ending on the 180th day following the issue date, the Company has the option to redeem this note and pay the note holder 175% of the unpaid principal and accrued interest. There is no right to repay after the 181th day of issuance.

e)
On April 28, 2011, the Company entered into six Convertible Promissory Note agreements with various investors for a total sum of $167,500. Pursuant to the agreement, the loan is convertible into shares of common stock at a conversion price of 61.5% of the closing bid prices for the common stock on the date of the conversion notice. The loan bears interest at 6% per year and the principal amount and any interest thereon are due on December 4, 2011.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $176,480 as a derivative liability and reduced the carrying value of the convertible loan to $500. The initial fair value of the derivative liability at April 28, 2010 of $176,480 was determined using the Black Scholes option pricing model with a quoted market price of $0.0135, a conversion price of $0.0083, expected volatility of 191%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.10%. The discount on the convertible loan is accreted over the term of the convertible loan.

On May 2, 2011, the Company issued 19,475,016 restricted shares of common stock upon the conversion of the principal amount of $167,500 and accrued interest of $110. Upon the conversion of the note, the Company recognized the unamortized discount of $167,500 as interest expense. The fair value of the derivative liability at May 2, 2011 was $229,143 and a loss of $61,643 was recognized on the change in fair value of the derivative liability. The fair value of the derivative liability at May 2, 2011 was determined using the Black Scholes option pricing model with a quote market price of $0.0170, a conversion price of $0.0086, expected volatility of 195%, no expected dividends, an expected term of 0.59 years and a risk-free interest rate of 0.10%.

f)
On June 1, 2011, the Company entered into a Securities Purchase Agreement with Asher for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $32,500. The Company received net proceeds from the issuance of the Note in the amount of $30,000 and incurred debt financing costs of $2,500, which will be amortized over the term of the Note. The Note, which is due on March 6, 2012, bears interest at the rate of 8% per annum. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof until the same is paid. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from June 1, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The derivative treatment would not become applicable until the Note becomes convertible on November 28, 2011.

The Conversion Price is reduced when the Company issues or grants i) any shares of its common stock, or ii) any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, or iii) other securities convertible into or exchangeable for common stock, in each case for consideration (or with a conversion price) per common share less than the conversion price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration. Upon the issuance or sale of such equity securities, the conversion price shall (until another such issuance or sale) be reduced to the price equal to the price (or conversion price) of any such securities or instruments.

F-9

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

At any time during the period beginning on June 1, 2011 (issue date) and ending on the 90th day following the issue date, the Company has the option to redeem this note and pay the note holder 150% of the unpaid principal and accrued interest. At any time during the period beginning on the 91st day from the issue date and ending on the 180th day following the issue date, the Company has the option to redeem this note and pay the note holder 175% of the unpaid principal and accrued interest. There is no right to repay after the 181th day of issuance.

g)
On June 1, 2011, the Company entered into a Convertible Promissory Note agreement for $55,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 70% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 8% per year and the principal amount and any interest thereon are due on May 31, 2012.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $79,141 as a derivative liability and reduced the carrying value of the convertible loan to $500. The initial fair value of the derivative liability at June 1, 2011 of $79,141 was determined using the Black Scholes option pricing model with a quoted market price of $0.0180, a conversion price of $0.0094, expected volatility of 186%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.18%. The discount on the convertible loan is accreted over the term of the convertible loan.

h)
On June 17, 2011, the Company entered into a Convertible Promissory Note agreement for $10,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 70% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 8% per year and the principal amount and any interest thereon are due on June 16, 2012.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $10,949 as a derivative liability and reduced the carrying value of the convertible loan to $500. The initial fair value of the derivative liability at June 17, 2011 of $10,949 was determined using the Black Scholes option pricing model with a quoted market price of $0.0220, a conversion price of $0.0147, expected volatility of 194%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.16%. The discount on the convertible loan is accreted over the term of the convertible loan.

i)
On June 17, 2011, the Company entered into a Convertible Promissory Note agreement for $25,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 70% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 8% per year and the principal amount and any interest thereon are due on June 16, 2012.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $27,372 as a derivative liability and reduced the carrying value of the convertible loan to $500. The initial fair value of the derivative liability at June 17, 2011 of $27,372 was determined using the Black Scholes option pricing model with a quoted market price of $0.0220, a conversion price of $0.0147, expected volatility of 194%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.16%. The discount on the convertible loan is accreted over the term of the convertible loan.

j)
On June 17, 2011, the Company entered into a Convertible Promissory Note agreement for $10,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 80% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 8% per year and the principal amount and any interest thereon are due on June 16, 2012.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $9,314 as a derivative liability and reduced the carrying value of the convertible loan to $686. The initial fair value of the derivative liability at June 17, 2011 of $9,314 was determined using the Black Scholes option pricing model with a quoted market price of $0.0220, a conversion price of $0.0168, expected volatility of 194%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.16%. The discount on the convertible loan is accreted over the term of the convertible loan.

F-10

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

k)
On June 19, 2011, the Company entered into a Convertible Promissory Note agreement for $10,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 80% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 6% per year and the principal amount and any interest thereon are due on June 18, 2012.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of $8,816 as a derivative liability and reduced the carrying value of the convertible loan to $1,184. The initial fair value of the derivative liability at June 19, 2011 of $8,816 was determined using the Black Scholes option pricing model with a quoted market price of $0.0220, a conversion price of $0.0176, expected volatility of 194%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.16%. The discount on the convertible loan is accreted over the term of the convertible loan.

4.	Common and Preferred Stock

The preferred stock may be divided into and issued in series by the Board of Directors. The Board is authorized to fix and determine the designations, rights, qualifications, preferences, limitations and terms, within legal limitations. As of June 30, 2011 and December 31, 2010, there was no preferred stock issued and outstanding.

Common stock issued during the six months ended June 30, 2011:

a)
On January 5, 2011, the Company filed an S-8 Registration Statement to reserve 10,000,000 shares of common stock for its 2010 Stock Option Plan as described in Note 6 and to register 7,000,000 shares of common stock to be issued to various consultants pursuant to consulting agreements as described in Note 7.

b)	On January 11, 2011, the Company issued 1,097,141 restricted shares of common stock upon the conversion of the convertible note as described in Note 3(a).

c)	On February 1, 2011, the Company issued 2,000,000 shares of common stock to the Chief Operating Officer of the Company at a fair value of $28,000 for management services. Refer to Note 2(b).

d)	On March 24, 2011, the Company issued 275,000 shares of common stock pursuant to the administrative services agreement as described in Note 7(b).

e)	On April 4, 2011, the Company issued 100,000 shares of common pursuant to the consulting agreement as described in Note 7(c).

f)
On April 28, 2011, the Company issued 1,900,000 shares of common stock under the S-8 Registration Statement filed on January 5, 2011 pursuant to the administrative services agreement as described in Note 7(e).

g)	On May 2, 2011, the Company issued 19,475,016 restricted shares of common stock upon the conversion of the convertible notes as described in Note 6.

h)
On May 10, 2011, the Company issued 1,800,000 shares of common stock under the S-8 Registration Statement filed on January 5, 2011 pursuant to the administrative services agreement as described in Note 7(i).

i)	On May 12, 2011, the Company issued 588,235 restricted common shares pursuant to investor relations services agreement as described in Note 7(h).

j)
On May 15, 2011, the Company issued 275,000 shares of common stock under the S-8 Registration Statement filed on January 5, 2011 pursuant to the administrative services agreement as described in Note 7(b).

k)
On June 1, 2011, the Company issued 1,250,000 shares of common stock with a fair value of $23,750 for settlement of a promissory note. Since the fair value of the shares issued was more than the promissory note, the Company recognized a loss on the shares issued for the promissory note of $$13,750.

l)
On June 2, 2011, the Company filed an S-8 Registration Statement to register 21,000,000 shares of common stock. On June 2, 2011, the Company issued 7,500,000 shares of common stock under the S-8 Registration Statement pursuant to a May 16, 2011 consulting agreement as described in Note 7(k).

m)	On June 8, 2011, the Company issued 502,513 restricted common shares pursuant to investor relations services agreement as described in Note 7(h).

n)
On June 9, 2011, the Company issued 5,000,000 shares of restricted common stock to a consultant pursuant to a May 16, 2011 consulting agreement that are subject to a one year hold period as described in Note 7(k).

o)	On June 16, 2011, the Company issued 500,000 shares of restricted common stock to two consultants pursuant to a May 16, 2011 consulting agreement as described in Note 7(l).

F-11

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

p)
On June 17, 2011, the Company issued 3,500,000 shares of common stock pursuant to an April 1, 2011 management services agreement under the June 2, 2011 S-8 Registration Statement as described in Note 7(f).

q)
On June 20, 2011, the Company issued 2,500,000 shares of common stock pursuant to an April 1, 2011 administrative services agreement under the June 2, 2011 S-8 Registration Statement as described in Note 7(g).

r)
On June 29, 2011, the Company issued 3,750,000 shares of common stock pursuant to an May 10, 2011 management advisory agreement under the June 2, 2011 S-8 Registration Statement as described in Note 7(j).

5.	Stock Options

On December 30, 2010, the Company adopted a stock option plan named 2010 Stock Option Plan (the “Plan”), the purpose of which is to provide incentives to key employees, officers, directors, consultants, and agents of the Company for high levels of performance and to reward unusual efforts which increase the earnings and long-term growth of the Company. Prior to grant of options under the Plan, there were 10,000,000 shares of common stock available for issuance under the Plan.

During the six months ended June 30, 2011, the Company granted 350,000 stock options with an exercise price of $0.25 per share. Of the 350,000 stock options, 250,000 stock options are exercisable until December 30, 2020 and 100,000 stock options are exercisable until February 1, 2021. Of the 350,000 stock options, 100,000 stock options vest on June 28, 2011, 50,000 stock options vest on August 1, 2011, 75,000 stock options vest on December 28, 2011, 25,000 stock options vest on January 1, 2012, 75,000 stock options vest on June 28, 2012 and 25,000 stock options vest on August 1, 2012. The fair value for these stock options was estimated at the date of grant using the Black-Scholes option-pricing model assuming a weighted average expected life of 9.83 years, a risk-free rate of 3.47%, an expected volatility of 247%, and a 0% dividend yield. The weighted average fair value of stock options granted was $0.018 per share. During the six months ended June 30, 2011, the Company recorded stock-based compensation of $45,855 as general and administrative expense and $5,575 as management fees.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
	#	$	#	$

Outstanding, December 31, 2010	1,350,000	0.25	10.00		–

Granted	350,000	0.25

Outstanding, June 30, 2011	1,700,000	0.25	9.51		–

Exercisable, June 30, 2011	–	–	–		–

F-12

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

A summary of the status of the Company’s non-vested stock options as of June 30, 2011, and changes during the six months ended June 30, 2011, is presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value
	#	$

Non-vested at December 31, 2010	1,350,000		0.011

Granted	350,000		0.018
Vested	–		–

Non-vested at June 30, 2011	1,700,000		0.015

At June 30, 2011, there was $10,094 of unrecognized compensation costs related to non-vested share-based compensation arrangements granted under the Plan. There was $Nil intrinsic value associated with the outstanding options at June 30, 2011.

At June 30, 2011 there were 500,000 warrants issued and outstanding with an exercise price of $0.15.  The expiration date is January 15, 2012.

6.	Joint Venture

On April 28, 2011, the Company entered into a Joint Venture Master Agreement with Ocean Wise International Industrial Limited, a company established in Hong Kong (Ocean Wise"), pursuant to which the Company and Ocean Wise created a new Hong Kong company called ReachOut Holdings Limited. ReachOut was then to establish a subsidiary in Dongguan. China. ReachOut subsidiary was established to provide high quality paediatric healthcare in Dongguan, China In consideration for its interest in the Hone Kong company, the Company contributed $167,500 for its 65% ownership interest and Ocean Wise contributed $90.195 for its 35% interest. The Company agreed to provide medical(healthcare software technology. the training of the software and any technological requirements in order for ReachOut to operate the software. The Company has the right to appoint two of the three directors to the Board of ReachOut. Profits will be distributed in accordance with the shareholders' respective equity ownership only when accumulated losses are replenished. The $167,500 paid by the Company was lent to the Company by 6 persons living in Hong Kong and Ocean Wise. The notes, ranging in principal amounts from $10,000 to $35,000, are due on demand after December 4, 2011. Interest accrues on the outstanding principal loan amounts at the rate of 6% per annum. The holder has the right to convert all or any portion of their note to shares at a discount of 38.5% of the closing bid price of the Company's stock on the conversion notice is received by the Company. The notes were all converted by the holders thereof into an aggregate of 19,475,016 shares on May 2. 2011.

F-13

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

7.	Commitments

a)
On September 15, 2010, the Company entered into an agreement with Accredited Members, Inc. (“AMI”), pursuant to which the Company will create and post a corporate profile on AMI’s community website which provides AMI’s members a channel to present information regarding their business to other members. Under the terms of the agreement, the Company agreed to pay $1,000 per month and issue $88,000 worth of restricted shares of common stock of the Company within 20 days of the signing of the agreement. If at the end of the 180-day restricted stock period (covered under Rule 144), the shares of common stock of the Company are valued at less than $88,000 (based on the lesser of the closing bid price at the 180 day mark or the trailing 20 day closing bid average), the Company will issue additional shares to equal the original $88,000 stock value at the start of the agreement. On September 15, 2010, the Company issued 3,826,087 shares of common stock at a fair value of $88,000. On March 13, 2011, the 3,826,087 shares of common stock had a value less than $88,000. However, the Company and AMI have agreed that no additional shares will be issued.

b)
On November 15, 2010, the Company entered into an administrative services agreement. Pursuant to the agreement, the Company agreed to issue 1,100,000 shares of common stock registered under an S-8 registration statement. The term of the agreement is one year. The 1,100,000 shares are payable as follows: 275,000 upon the execution of the agreement; 275,000 shares on February 15, 2011; 275,000 shares on May 15, 2011 and; 275,000 shares on August 15, 2011. On November 15, 2010, the Company issued 275,000 shares of common stock at a fair value of $4,538. On March 24, 2011, the Company issued 275,000 shares of common stock at a fair value of $4,125. On May 15, 2011, the Company issued 275,000 shares of common stock at a fair value of $4,070.  Refer to Notes 5(d).

c)
On December 6, 2010, the Company entered into a consulting agreement for consulting services related to development, modification, packaging and marketing of certain consumer products acquired by the Company. Under the terms of the agreement, the Company agreed to issue 500,000 restricted shares of common stock of the Company, payable as follows: i) 100,000 shares upon execution of the agreement; ii) 100,000 shares on March 1, 2011; iii) 150,000 shares on August 1, 2011 and; iv) 150,000 shares on January 1, 2012. The term of the agreement is 24 months from the effective date of the agreement. On December 6, 2010, the Company issued 100,000 shares at a fair value of $1,400. On April 4, 2011, the Company issued the 100,000 shares due on March 1, 2011 at a fair value of $3,000. The contract was cancelled on May 23, 2011, and the stock-based compensation for the non-vested shares was reversed.

d)
On February 1, 2011, the Company entered into an Executive Officer Employment Agreement with its Chief Operating Officer (“COO”). Pursuant to the agreement, the Company agreed to pay a base compensation to be determined at such time when the Company secures a major financing in excess of $1,000,000. The Company issued 2,000,000 restricted shares of common stock for the first year of service at a fair value of $28,000. The Company will determine the stock based compensation for subsequent years 30 days prior to the anniversary date of the agreement. The term of the agreement is 36 months and the agreement is automatically renewable for successive one year.

F-14

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

e)
On April 1, 2011, the Company entered into a Form of Amended and Restated Information Technology Services Agreement to amend and extend the May 18, 2010 consulting and software development agreement pursuant to which the contractor agreed to build a secure software information platform for the Company. In consideration for the incremental software development services agreed upon, on April 28, 2011, the Company issued 1,900,000 shares of common stock at a fair value of $28,500, registered under the S-8 Registration Statement filed on January 5, 2011.

f)
On April 1, 2011, the Company entered into a management services agreement with a consultant. In consideration for such services, the Company is required to make a payment of $50,000 prior to the opening of the Paediatric services as well as any out-of-pocket expenses. In the event that the Company is unable to make such payments, they are given the option to issue 3,500,000 shares for such services. On June 17, 2011, the Company issued 3,500,000 shares of common stock at a fair value of $52,500, registered under the June 2, 2011 S-8 Registration Statement.

g)
On April 1, 2011, the Company entered into an administrative services agreement with a consultant on a month to month basis. In consideration for such services, the Company is required to make a payment of $5,000 per month as well as any out-of-pocket expenses. In the event that the Company is unable to make such payments, they are given the option to issue 2,500,000 shares for such services. On June 20, 2011, the Company issued 2,500,000 shares of common stock at a fair value of $37,500, registered under the June 2, 2011 S-8 Registration Statement.

h)
On April 15, 2011, the Company entered into an Agreement for Services with Virmmac, LLC (“Virmmac”) for a period of ninety days whereby Virmmac is to provide the Company with various investor relations services. Pursuant to the Agreement, the Company agreed to pay Virmmac a monthly cash payment of $2,500 and a total of $30,000 worth of restricted common shares of the Company to be paid in increments of $10,000 and to be based on the closing price of the Company’s common shares on the last trading day of the month. On May 12, 2011, the Company issued 588,235 restricted common shares at a fair value of $10,000 and on June 8, 2011, the Company issued 502,513 restricted common shares at a fair value of $10,000 to Virmmac pursuant to the Agreement.

i)
On May 10, 2011, and pursuant to an April 18, 2011 administrative services agreement, the Company issued 1,800,000 shares of common stock at a fair value of $24,300, registered under the January 5, 2011 S-8 Registration Statement.

j)
On May 10, 2011, the Company entered into a management advisory services agreement with a consultant for an initial period of one year. In consideration for such services, the Company is required to make payments of $25,000 per quarter as well as any out-of-pocket expenses. In the event that the Company is unable to make such payments, they are given the option to issue shares for such services totalling 7,500,000. On June 29, 2011, the Company issued 3,750,000 shares of common stock at a fair value of $57,000, registered under the June 2, 2011 S-8 Registration Statement.

k)
On May 16, 2011, the Company entered into a business consulting services agreement with a consultant for an initial period of thirty days after delivery of the shares to the consultant. In consideration for such services, the Company will issue 7,500,000 shares for such services. On June 2, 2011, the Company issued 7,500,000 shares of common stock at a fair value of $138,750, registered under the June 2, 2011 S-8 Registration Statement. Additionally, the Company is to issue 5,000,000 shares of restricted common stock, and on June 9, 2011, the Company issued the 5,000,000 shares at a fair value of $68,000.

l)
On May 16, 2011, the Company entered into a business consulting services agreement with two consultants for a period of two years. In consideration for such services, the Company will issue 250,000 shares each for such services. On June 16, 2011, the Company issued 500,000 restricted shares of common stock at a fair value of $6,800.

F-15

Medical Care Technologies Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

m)
On June 25, 2011, the Company entered into an investor relations services agreement with a consultant from the date of the agreement to September 7, 2011. In consideration for such services, the Company is required to make a payment of $30,000 as well as any out-of-pocket expenses. On June 1, 2011, the Company paid the $30,000.

8.	Subsequent Events

a)
On July 1, 2011, the Company entered into a Convertible Promissory Note agreement for $10,000. Pursuant to the agreement, the loan is convertible into shares of common stock at a variable conversion price equal to the lower of 80% of the average of the lowest three closing bid prices for the common stock during the 10 trading days prior to the date of the conversion notice. The loan bears interest at 6% per year and the principal amount and any interest thereon are due on June 30, 2012.

b)	On July 15, 2011, the Company issued 6,406,891 restricted shares of common stock upon the conversion of the convertible notes as described in Notes 3(h);(i);(j);(k) and 8(a).

c)
On July 20, 2011, the Company entered into a Securities Purchase Agreement with Asher for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $32,500. The Company received net proceeds from the issuance of the Note in the amount of $30,000 and incurred debt financing costs of $2,500, which will be amortized over the term of the Note. The Note, which is due on April 23, 2012, bears interest at the rate of 8% per annum. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof until the same is paid. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Asher at any time after 180 days from July 20, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion.

d)
On August 1, 2011, the Company amended the Executive Officer employment agreement with its Chief Operating Officer (“COO”). Pursuant to the amended agreement, the Company agreed to issued 8,000,000 shares of common stock.

e)
On August 2, 2011, the Company entered into an agreement for investor relation services in which the Company agreed to issue 3,500,000 shares of common stock as follows: 1,000,000 on or before August 8, 2011; 625,000 on or before September 1, 2011; 625,000 on or before October 1, 2011; 625,000 on or before November 1, 2011 and 625,000 on or before December 1, 2011.

f)	On August 4, 2011, the Company resolved amend the September 13, 2010 Lock-Up Agreement and remove the restriction on the 38,000,000 shares of common stock held by the CEO of the Company.

g)	On August 8, 2011, the Company issued 1,851,852 restricted shares of common stock upon the partial conversion of the convertible note as described in Note 4(b).

F-16

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate the expenses to be paid by us in connection with this offering to be as follows.  All of the amounts shown are estimates, except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$2,500.00
SEC registration fee	$69.66
Legal fees and expenses	$1,000.00
Miscellaneous expenses	$-
Total	$3,569.66

Item 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15.      RECENT SALES OF UNREGISTERED SECURITIES

The following are all issuances of securities by us during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he or it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On September 9, 2011, we received net proceeds of $42,500 from the sale of a convertible promissory note in the principal amount of $45,000 pursuant to a securities purchase agreement with Asher. The Note, which is due on June 12, 2012, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of Asher at any time after 180 days from September 9, 2011 (the date of the Note) at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection; for example, if the Company issues shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount. If the Company desires to exercise its right to prepay the Note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if it elects to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance.

On July 27, 2011, we received net proceeds of $22,500 from the sale of a convertible promissory note in the principal amount of $32,500 pursuant to a securities purchase agreement with Asher Enterprises, Inc. (“Asher”). The note, which is due on April 23, 2012, bears interest at the rate of 8% per annum. All principal and accrued interest on the note is convertible into shares of our common stock at the election of Asher at any time after 180 days from July 20, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion will result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection.  If we desire to exercise our right to prepay the note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if we elect to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance. While the note is outstanding, we agreed, among others, not to make any distributions on our stock, not to repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business. For one year after the closing, we will not conduct any equity financing without first providing Asher with a right of first refusal, unless such financing is in a firm commitment underwritten public offering, issuances in consideration for a merger, purchase or disposition of assets or with a strategic joint venture. Asher agreed to restrict its ability to convert the note if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock. The note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

On June 9, 2011, we received net proceeds of $30,000 from the sale of a convertible promissory note pursuant to a securities purchase agreement with Asher. The note, which is due on March 6, 2012, bears interest at the rate of 8% per annum. All principal and accrued interest on the note is convertible into shares of our common stock at the election of Asher at any time after 180 days from June 1, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection.  If we desire to exercise our right to prepay the note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if we elect to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance. While the Note is outstanding, we agreed, among others, not to make any distributions on our stock, not to repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business. For one year after the closing, we will not conduct any equity financing without first providing Asher with a right of first refusal, unless such financing is in a firm commitment underwritten public offering, issuances in consideration for a merger, purchase or disposition of assets or with a strategic joint venture. Asher agreed to restrict its ability to convert the note if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock. The Note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

On April 21, 2011, we received net proceeds of $30,000 from the sale of a convertible promissory note in the principal amount of $32,500 pursuant to a securities purchase agreement with Asher. The note, which is due on January 18, 2012, bears interest at the rate of 8% per annum. All principal and accrued interest on the note is convertible into shares of our common stock at the election of Asher at any time after 180 days from April 12, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection; for example, if the Company issues shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount.  If the Company desires to exercise its right to prepay the Note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if it elects to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance. While the note is outstanding, the Company agreed, among others, not to make any distributions on its stock, not repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business. For one year after the closing, the Company shall not conduct any equity financing without first providing Asher with a right of first refusal, unless such financing is in a firm commitment underwritten public offering, issuances in consideration for a merger, purchase or disposition of assets or with a strategic joint venture. Asher agreed to restrict its ability to convert the note if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock. The note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

On March 21, 2011, we received net proceeds of $30,000 from the sale of a convertible promissory note in the principal amount of $32,500 pursuant to a securities purchase agreement with Asher.  The note, which is due on December 14, 2011, bears interest at the rate of 8% per annum. All principal and accrued interest on the note is convertible into shares of our common stock at the election of Asher at any time after 180 days from March 11, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection. If the Company desires to exercise its right to prepay the note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if it elects to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance. While the note is outstanding, the Company agreed, among others, not to make any distributions on its stock, not repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business. For one year after the closing, the Company shall not conduct any equity financing without first providing Asher with a right of first refusal, unless such financing is in a firm commitment underwritten public offering, issuances in consideration for a merger, purchase or disposition of assets or with a strategic joint venture. Asher agreed to restrict its ability to convert the note if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock. The note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

On February 1, 2011, we received net proceeds of $47,000 from the sale of a convertible promissory note in the principal amount of $50,000 pursuant to a securities purchase agreement with Asher.  The note, which is due on November 3, 2011, bears interest at the rate of 8% per annum. All principal and accrued interest on the note is convertible into shares of our common stock at the election of Asher at any time after 180 days from February 1, 2011 at a conversion price equal to a 39.9% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Asher upon conversion shall result in a payment to Asher of $2,000 in cash per day. The conversion price is subject to certain anti-dilution protection..  If the Company desires to exercise its right to prepay the note during the first 90 days after its issuance, the prepayment penalty is 150% of all amounts owed to Asher; if it elects to prepay between the 91st and 180th day after issuance, the penalty is 175% of all amount owed. There is no right to prepay after the 181th day of issuance. While the note is outstanding, the Company agreed, among others, not to make any distributions on its stock, not repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business. For one year after the closing, the Company shall not conduct any equity financing without first providing Asher with a right of first refusal, unless such financing is in a firm commitment underwritten public offering, issuances in consideration for a merger, purchase or disposition of assets or with a strategic joint venture. Asher agreed to restrict its ability to convert the note if the number of shares of common stock beneficially held by Asher and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock. The note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

The notes described above were offered and sold in reliance upon exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The securities purchase agreements executed in connection therewith contains representations to support the Company’s reasonable belief that Asher had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the Note and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

On April 28, 2011, in connection with our joint venture agreement with Ocean Wise to create ReachOut Holdings Limited, we contributed $167,500 for our 65% ownership interest.  The $167,500 paid by the Company was lent to the Company by 6 persons living in Hong Kong and Ocean Wise pursuant to convertible promissory notes. The notes range in principal amounts from $10,000 to $35,000 and are due on demand after December 4, 2011. Interest accrues on the outstanding principal loan amounts at the rate of 6% per annum.  The holder has the right to convert all or any portion of his note to shares at a discount of 38.5% of the closing bid price of the Company's stock on the day the conversion notice is received by the Company. The notes may be prepaid at any time on or before December 4, 2011. While the notes are outstanding, the Company will not declare or pay any dividends, redeem any of its capital stock or make any distribution of assets.

On January 9, 2010, we entered into an agreement with Great Union to acquire certain of its assets. In consideration therefore, we issued 57,300,000 restricted shares of our common stock to Great Union.

On January 13, 2010, we completed the sale of 500,000 Units at an offering price of $0.20 per Unit and raised $100,000. Each Unit was comprised of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15 per share.  The warrant expires on January 15, 2012 and is not transferable.  The Units were sold pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.  Each transaction took place outside the United States of America with a non-US person.

Item 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Document Description	Form	Filing Date	Number	Filed herewith
2.1	Articles of Merger	8-K	10/20/09	2.1

3.1	Articles of Incorporation	S-1	5/30/08	3.1

3.2	By-laws	S-1	5/30/08	3.2

4.1	Specimen Stock Certificate.	S-1	05/30/08	4.1

4.3	2010 Stock Incentive Plan	S-8	1/5/11	4.3

4.4	Form of Stock Option Agreement	S-8	1/5/11	4.4

4.6	Convertible Promissory Note with Asher Enterprises Inc. dated February 1, 2011	8-K	2/16/11	4.6

4.7	Convertible Promissory Note with Asher Enterprises Inc. dated March 11, 2011	8-K	3/24/11	4.7

4.8	Convertible Promissory Note with Asher Enterprises Inc. dated April 12, 2011	8-K	4/22/11	4.8

4.9	Form of Convertible Promissory Note	8-K	5/6/11	4.9

4.10	Convertible Promissory Note with Asher Enterprises Inc. dated June 1, 2011	8-K	6/9/11	4.91

4.11	Convertible Promissory Note with Asher Enterprises Inc. dated July 20, 2011	8-K	7/28/11	4.92

4.12	Convertible Promissory Note with Asher Enterprises Inc. dated September 9, 2011	8-K	9/15/11	4.93

5.1	Opinion of David Lubin and Associates, PLLC				*

10.1	Letter of Intent between AM Oil Resources and Technology Inc. and Great Union Corporation	10-K			x

10.2	Asset Acquisition Agreement with Great Union Corporation	10-K			x

10.3	CEO Amendment Agreement dated September 13, 2010 with Ning C. Wu	8-K	9/20/10	10.3

10.4	Lock Up Agreement dated September 13, 2010 with Ning C. Wu	8-K	9/20/10	10.4

10.5	Consultancy Agreement dated November 25, 2009 with Ning C. Wu	8-K	9/20/10	10.5

10.6	Accredited Members Inc. Annual Profile Agreement dated September 15, 2010	10-Q	11/19/10	10.6

10.7	Administrative Services Agreement dated August 31, 2010	S-8	1/5/11	10.7

10.8	Administrative Services Agreement dated September 2, 2010	S-8	1/5/11	10.8

10.9	Administrative Services Agreement dated November 15, 2010	S-8	1/5/11	10.9

10.10	Business Advisory and Consulting Agreement	S-8	1/5/11	10.10

10.11	Contractor Agreement with L.Eddison Parke	S-8	1/5/11	10.11

10.12	Securities Purchase Agreement with Asher Enterprises Inc. dated February 1, 2011	8-K	2/16/11	10.12

10.13	Securities Purchase Agreement with Asher Enterprises Inc. dated March 11, 2011	8-K	3/24/11	10.13

10.14	Securities Purchase Agreement with Asher Enterprises Inc. dated March 11, 2011	8-K	4/22/11	10.14

10.19	Joint Venture Master Agreement dated April 28, 2011 with Ocean Wise International Industrial Limited	8-K	5/6/11	10.19

10.20	Management Services Agreement dated April 1, 2011	S-8	6/2/11	99.1

10.21	Administrative Services Agreement dated April 1, 2011	S-8	6/2/11	99.2

10.22	Management Advisory Services Agreement dated May 10, 2011	S-8	6/2/11	99.3

10.23	Consulting Services Agreement dated May 16, 2011	S-8	6/2/11	99.4

10.24	Securities Purchase Agreement with Asher Enterprises Inc. dated June 1, 2011	8-K	6/9/11	10.20

10.25	Securities Purchase Agreement with Asher Enterprises Inc. dated July 20, 2011	8-K	7/28/11	10.21

10.26	First Amendment to Executive Employment Agreement with Luis Kuo dated August 1, 2011	8-K	8/10/11	10.22

10.27	Securities Purchase Agreement with Asher Enterprises Inc. dated September 9, 2011	8-K	9/15/11	10.23

10.28	Stock Option Agreement dated December 31, 2010 with Hui Liu				x

10.29	Stock Option Agreement dated December 31, 2010 with Ping Hai Shen				x

10.30	Stock Option Agreement dated December 31, 2010 with Sean Lee Heung				x

10.31	Stock Option Agreement dated December 31, 2010 with Ping Tan				x

10.32	Stock Option Agreement dated December 31, 2010 with Ning Wu				x

10.33	Stock Option Agreement dated February 1, 2011 with Luis Kuo				x

21.1	List of Subsidiaries				x

23.1	Consent of Malone-Bailey, LLP				x

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)				*

24.1	Power of Attorney (included on signature page)				x

99.1	Certificate of Amendment to Articles of Incorporation	8-K	9/20/10	99.1

*To be filed by amendment

Item 17.       UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on October 11, 2011.

MEDICAL CARE TECHNOLOGIES, INC.

By: /s/ Ning C. Wu
Name: Ning C. Wu Title: President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Hui Liu
Name: Hui Liu
Title: Treaurer and Director (Principal Financial
Officer and Prinicpal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ning C. Wu, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

October 11, 2011	/s/ Ning C. Wu	Ning C. Wu	President, Chief Executive Officer and Director (Principal Executive Officer)
October 11, 2011	/s/ Luis Kuo	Luis Kuo	Chief Operations Officer
October 11, 2011	/s/ Hui Liu	Hui Liu	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
October 11, 2011	/s/ Ping Tan	Ping Tan	Chief Marketing Officer and Director
October 11, 2011	/s/ Sean Lee Heung	Sean Lee Heung	Chief Technology Officer and Director
October 11, 2011	/s/ Ping Hai Shen	Ping Hai Shen	Director